UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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MACQUARIE INFRASTRUCTURE CORPORATION

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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MACQUARIE INFRASTRUCTURE CORPORATION

April 1, 2016

Dear Shareholder:

You are cordially invited to participate in our 2016 Annual Meeting of Shareholders, referred to herein as the Annual Meeting, which will be held on Wednesday, May 18, 2016 at 10:00A.M. (Eastern Time). We are pleased that this year’s Annual Meeting will be a “virtual meeting” of shareholders, that is, you may participate solely “by means of remote communication”. You will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/MIC16 or listen and submit your questions via conference call at 1-877-328-2502. Please note that you will not be able to vote your shares via conference call. Prior to the Annual Meeting, you will be able to vote at www.proxyvote.com.

The following pages contain the formal Notice of the Annual Meeting and our proxy statement. The proxy statement contains important information about the Annual Meeting, the proposals we will consider and how you can vote your shares. Please review this material for information concerning the business to be conducted at the meeting and the nominees for election as directors.

Your vote is very important to us. Whether or not you plan to participate in the Annual Meeting, we encourage you to promptly vote and submit your proxy by telephone or by Internet or by completing, signing, dating and returning the enclosed proxy card. This will help us ensure that your vote is represented at the Annual Meeting.

On behalf of the board of directors and management, I extend our appreciation for your participation and interest in Macquarie Infrastructure Corporation.

Sincerely,

Martin Stanley
Chairman of the Board of Directors

MACQUARIE INFRASTRUCTURE CORPORATION

April 1, 2016

NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Wednesday, May 18, 2016

Macquarie Infrastructure Corporation’s 2016 Annual Meeting of Shareholders, referred to herein as the Annual Meeting, will be held on Wednesday, May 18, 2016 at 10:00A.M. (Eastern Time). You can participate in the Annual Meeting online, vote your shares electronically and submit questions during the Meeting, by visiting www.virtualshareholdermeeting.com/MIC16. Be sure to have your 16-Digit Control Number to enter the Annual Meeting. In addition, you may listen and submit your questions via conference call at 1-877-328-2502. Please note that you will not be able to vote your shares via conference call. At the Annual Meeting, we will discuss, and you will vote on, the following proposals:

•	the election of directors eligible for election by our common stockholders to our board of directors to serve for a one-year term;
•	the ratification of the selection of KPMG LLP as our independent auditor for the fiscal year ending December 31, 2016;
•	the approval, on an advisory basis, of executive compensation;
•	the approval of the Macquarie Infrastructure Corporation 2016 Omnibus Employee Incentive Plan; and
•	any other business as may be properly brought before the meeting.

These matters are more fully described in the enclosed proxy statement. The board of directors recommends that you vote FOR the election of directors, the ratification of the independent auditors, the approval, on an advisory basis, of executive compensation and the 2016 Omnibus Employee Incentive Plan.

Only shareholders of record at the close of business on March 23, 2016 will be entitled to notice of, and to vote at, the Annual Meeting and at any subsequent adjournments or postponements. Prior to the Annual Meeting, those shareholders will be able to vote at www.proxyvote.com. Each shareholder is entitled to one vote for each share of common stock held at the close of business on March 23, 2016.

The share register will not be closed between the record date and the date of the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting is available for inspection at our principal executive offices at 125 West 55th Street, New York, New York 10019, and electronically during the Annual Meeting at www.virtualshareholdermeeting.com/MIC16 when you enter your 16-Digit Control Number.

You have three options for submitting your vote before the Annual Meeting:

•	Internet;
•	Phone; or
•	Mail.

We encourage you to vote promptly, even if you plan to participate in the Annual Meeting.

Important Notice Regarding the Internet Availability of Proxy Materials for the
Shareholder Meeting to be Held on May 18, 2016.
The proxy statement and our 2015 annual report are available on our website at
www.macquarie.com/mic under “Investor Center/Reports and Presentations”.

By order of the board of directors,

Michael Kernan
General Counsel and Secretary

MACQUARIE INFRASTRUCTURE CORPORATION

i

Macquarie Infrastructure Corporation is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Infrastructure Corporation.

Macquarie Infrastructure Corporation is the successor to Macquarie Infrastructure Company LLC (MIC LLC) pursuant to the conversion (the Conversion) of MIC LLC from a Delaware limited liability company to a Delaware corporation on May 21, 2015. Except where the context indicates otherwise, “MIC,” “we,” “us,” and “our” refer (i) from and after the time of the Conversion, to Macquarie Infrastructure Corporation and its subsidiaries and (ii) prior to the Conversion, to the predecessor MIC LLC and its subsidiaries. References to “shareholders” refer to holders of (i) from and after the time of the Conversion, common stock and (ii) prior to the Conversion, LLC interests.

“Macquarie Group” or “Macquarie” refers to the Macquarie Group of companies, which comprises Macquarie Group Limited (MGL) and its worldwide subsidiaries and affiliates, including our Manager, Macquarie Infrastructure Management (USA) Inc.

ii

MACQUARIE INFRASTRUCTURE CORPORATION
125 West 55th Street
New York, New York 10019

PROXY STATEMENT
for Annual Meeting of Shareholders on May 18, 2016

VOTING INSTRUCTION AND INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Macquarie Infrastructure Corporation, a Delaware corporation, for the Annual Meeting of Shareholders of Macquarie Infrastructure Corporation to be held on Wednesday, May 18, 2016 at 10:00 A.M. (Eastern Time). You can participate in the Annual Meeting online, vote your shares electronically and submit questions during the Meeting and for any subsequent adjournments or postponements of the 2016 Annual Meeting of Shareholders, by visiting www.virtualshareholdermeeting.com/MIC16. Be sure to have your 16-Digit Control Number to access the Annual Meeting. In addition, you may listen and submit your questions via conference call at 1-877-328-2502. Please note that you will not be able to vote your shares via conference call. The notice of Annual Meeting, proxy statement and proxy are first being distributed to shareholders on or about April 8, 2016.

Purpose of Meeting

As described in more detail in this proxy statement, shareholders will vote on the following proposals at the Annual Meeting:

•	the election of directors eligible for election by our common stockholders to our board of directors to serve for a one-year term that expires at our 2017 Annual Meeting (Proposal 1);
•	the ratification of the selection of KPMG LLP as our independent auditor for the fiscal year ending December 31, 2016 (Proposal 2);
•	the approval, on an advisory basis, of executive compensation (Proposal 3);
•	the approval of the Macquarie Infrastructure Corporation 2016 Omnibus Employee Incentive Plan (Proposal 4); and
•	any other business as may be properly brought before the meeting.

Internet, Conference Call and Electronic Availability of Proxy Materials

As permitted by the Securities and Exchange Commission, or the SEC, we are sending a Notice of Internet Availability of Proxy Materials, or the Notice, to shareholders who hold shares in “street name” through a bank, broker or other holder of record. The Notice includes instructions on how to access this proxy statement and our 2015 annual report over the Internet or to request a printed set of these materials at no charge. The Notice also provides instructions on how to access your proxy card to be able to vote through the Internet or by telephone.

We are either mailing or providing notice and electronic delivery of the proxy solicitation materials and our 2015 annual report at https://materials.proxyvote.com/55608B on or around April 8, 2016 to all shareholders entitled to vote at the Annual Meeting. Prior to the Annual Meeting, shareholders will be able to vote, as well as access these documents, at www.proxyvote.com. At the Annual Meeting, shareholders will be able to participate, vote, access these documents and submit questions, by visiting www.virtualshareholdermeeting.com/MIC16 or listen and submit your questions via conference call at 1-877-328-2502. Please note that you will not be able to vote your shares via conference call.

Any beneficial owner may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. If you hold your shares through a bank, broker or another financial institution, please refer to the information provided by that entity for instructions on how to elect this option. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents and will reduce the impact of our annual meetings on the environment. An election to receive proxy materials by mail or email will remain in effect until terminated.

Procedure for Participating and Voting at the Annual Meeting

The Company will be hosting the Annual Meeting live via the Internet. A summary of the information you need to participate in the Annual Meeting online is provided below:

•	any shareholder can participate in the Annual Meeting live via the Internet at www.macquarie.com/mic under “Investor Center/Reports and Presentations”;
•	the webcast starts at 10:00 A.M. (Eastern Time), but access to the Annual Meeting will be available 15 minutes prior to such time and we encourage you to login during that period;
•	shareholders may vote and submit questions while participating in the Annual Meeting on the Internet;
•	please have your 16-Digit Control Number to enter the Annual Meeting;
•	instructions on how to participate via the Internet, including how to demonstrate proof of share ownership, are posted at www.virtualshareholdermeeting.com/MIC16; and
•	a webcast replay of the Annual Meeting will be available until December 31, 2016 at www.macquarie.com/mic under “Investor Center/Reports and Presentations”.

In addition, you may listen and submit your questions via conference call at 1-877-328-2502. Please note that you will not be able to vote your shares via conference call.

Voting by Proxy

In addition to voting at the Annual Meeting as described above, shareholders can vote by proxy in any of the following ways before the Annual Meeting:

•	By Internet. You can use the Internet to transmit your voting instructions up until 11:59 P.M. (Eastern Time) the day before the Annual Meeting. Instructions for voting over the Internet can be found in the enclosed proxy card or the Notice.
•	By Telephone. The number for telephone voting can be found on the enclosed proxy card or the Notice. Please have your 16-Digit Control Number to vote by telephone. Telephone voting is available 24 hours a day.
•	By Mail. Complete, sign, date and return the proxy card supplied by your broker, bank or other financial institution through which you hold your shares.

WE MUST RECEIVE YOUR PROXY BY NO LATER THAN 11:59 P.M. (EASTERN TIME) ON MAY 17, 2016. IF WE DO NOT RECEIVE YOUR PROXY BY THAT TIME, YOUR PROXY WILL NOT BE VALID. IN THIS CASE, UNLESS YOU ATTEND THE ANNUAL MEETING LIVE VIA THE INTERNET, YOUR VOTE WILL NOT BE REPRESENTED.

The Internet and telephone voting procedures are designed to authenticate your identities, to allow you to give your voting instructions and to confirm that your instructions have been recorded properly. We have been advised that the Internet and telephone voting procedures that have been made available to you are consistent with the requirements of applicable law. When voting by Internet or telephone, you should understand that, while neither we nor any third party proxy service providers charge fees for voting by Internet or telephone, there may nevertheless be costs, such as usage charges from Internet access providers and telephone companies, which must be borne by you.

Your proxy will be voted as you direct in your proxy. Proxies returned without voting directions, and without specifying a proxy to participate in the Annual Meeting and vote on your behalf, will be voted in accordance with the recommendations of our board. Our board recommends:

•	a vote FOR each of the five nominees for director to serve for a one-year term that expires at our 2017 Annual Meeting (Proposal 1);
•	a vote FOR the ratification of the selection of KPMG LLP as the Company’s independent auditor for the fiscal year ending December 31, 2016 (Proposal 2);

•	a vote FOR the proposal to approve, on an advisory basis, of executive compensation (Proposal 3); and
•	a vote FOR the proposal to approve the 2016 Omnibus Employee Incentive Plan (Proposal 4).

If any other matter properly comes before the Annual Meeting, your proxy will be voted on that matter by the proxy holders, in their discretion.

Revocation of Proxy

You may revoke or change your proxy before the Annual Meeting by:

•	subsequently executing and mailing a new proxy card that is received on a later date and no later than the deadline specified on the proxy card;
•	subsequently submitting a new proxy by Internet or telephone that is received by the deadline specified on the proxy card;
•	giving written notice of revocation to the attention of Michael Kernan, General Counsel and Secretary, Macquarie Infrastructure Corporation, 125 West 55th Street, New York, New York 10019, that is received no later than 11:59 P.M. (Eastern Time) on May 17, 2016; or
•	voting on the Internet at our Annual Meeting.

If you need an additional proxy card and are a record holder, contact Michael Kernan, our General Counsel and Secretary, at 212-231-1849; if you are a beneficial owner, contact your bank, broker or other financial institution through which you hold your shares.

Approval of Proposals and Solicitation

Each shareholder who owned shares of common stock on March 23, 2016, the record date for the determination of shareholders entitled to vote at the Annual Meeting, is entitled to one vote for each share. On March 23, 2016, we had 80,257,564 shares of common stock issued and outstanding that we believe were held by 270 holders of record representing approximately 56,000 beneficial holders.

Quorum

Under the amended and restated bylaws of the Company, which we refer to as the bylaws, the holders of a majority of the voting power of the outstanding common stock entitled to vote, present in person or by proxy, shall constitute a quorum at a meeting of shareholders of the Company. Holders of shares of common stock as of the record date are the only shareholders entitled to vote at the Annual Meeting. Shares represented by proxies that are marked “abstain” or that are represented by broker non-votes will be counted as present for purposes of determining the presence of a quorum. A broker non-vote occurs when the broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power to vote on that proposal without specific voting instructions from the beneficial owner. Proposal 2 described in this proxy is a “discretionary” item. Proposals 1, 3 and 4 described in this proxy statement are “non-discretionary” items.

If the persons present in person or by proxy at the Annual Meeting do not constitute a majority of the voting power of the outstanding common stock entitled to vote as of the record date, we will adjourn or postpone the Annual Meeting to a later date.

Approval of Proposals

Election of Directors.  For the election of directors (Proposal 1), the affirmative vote of a majority of the votes cast is required. You may vote FOR or AGAINST any or all director nominees or you may ABSTAIN from voting as to one or more director nominees. Abstentions and broker non-votes will not be counted as votes cast.

Ratification of the Appointment of the Independent Auditor.  For the ratification of the independent auditor (Proposal 2), the affirmative vote of at least a majority of shares represented at the meeting in person or by proxy is required. You may vote FOR or AGAINST or you may ABSTAIN from the ratification of the independent auditor. An abstention will have the effect of a negative vote on this matter.

Approval, on an Advisory Basis, of Executive Compensation.  For the approval, on an advisory basis, of executive compensation (Proposal 3), the affirmative vote of at least a majority of shares represented at the meeting in person or by proxy is required. You may vote FOR or AGAINST or you may ABSTAIN from the advisory vote on executive compensation. An abstention will have the effect of a negative vote on this matter. A broker non-vote will not be counted as present for purposes of calculating the voting results on this matter.

Approval of the 2016 Omnibus Employee Incentive Plan.  For the approval of the 2016 Omnibus Employee Incentive Plan (Proposal 4), the affirmative vote of at least a majority of shares represented at the meeting in person or by proxy is required. You may vote FOR or AGAINST or you may ABSTAIN from the approval on the 2016 Omnibus Employee Incentive Plan. An abstention will have the effect of a negative vote on this matter. A broker non-vote will not be counted as present for purposes of calculating the voting results on this matter.

Other Matters.  Any other proposal that properly comes before the Annual Meeting must be approved by the affirmative vote of at least a majority of the votes represented at the meeting in person or by proxy in order to pass.

All votes will be tabulated by Broadridge Financial Services, the proxy tabulator and inspector of election appointed for the Annual Meeting. Broadridge Financial Services will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Ensuring Your Vote Counts

Under rules of the New York Stock Exchange, or NYSE, if you are a beneficial owner and hold your shares in “street name,” you must give your bank, broker or other holder of record specific voting instructions for your shares by the deadline provided in order to ensure your shares are voted in the way you would like.

If you do not provide voting instructions to your bank, broker or other holder of record, whether your shares can be voted by such person depends on the type of item being considered for vote.

Non-Discretionary Items.  Proposal 1, the election of directors, Proposal 3, the approval, on an advisory basis, of executive compensation and Proposal 4, the approval of the 2016 Omnibus Employee Incentive Plan, are “non-discretionary items” and may not be voted on by brokers, banks or other holders of record who have not received specific voting instructions from beneficial owners. If you do not provide specific voting instructions, your shares will be recorded as a broker non-vote and will not be counted as a vote cast or as present for purposes of calculating voting results.

Discretionary Item.  Proposal 2, the ratification of the appointment of the independent auditor, is a “discretionary item” and brokers, banks or other holders of record can vote your shares on the ratification of the independent auditor in their discretion unless they receive specific voting instructions from you.

Solicitation of Proxies

We will bear the cost of the solicitation of proxies, including the preparation, printing and mailing of this proxy statement and the proxy card. In addition to the solicitation of proxies by mail, solicitation may be made by certain employees of the Macquarie Group by telephone, telecopier or other means. These employees will receive no additional compensation for such solicitation. The Company will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial holders in accordance with the rules of the NYSE.

Delivery of Documents to Shareholders Sharing an Address

If you are the beneficial owner, but not the record holder, of shares, the broker, bank or other financial institution through which you hold your shares may only deliver one copy of this proxy statement and our 2015 annual report to multiple shareholders who share an address unless that nominee has received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, to a shareholder at a shared address to which a single copy of the documents was delivered a copy of this proxy statement and our 2015 annual report. A shareholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit this request by writing to Macquarie Infrastructure Corporation, Attn: Investor Relations 125 West 55th Street, New York, NY 10019, or by calling 212-231-1825. If you are a beneficial owner and would like to receive a separate copy of this proxy statement and our 2015 annual report, please contact the broker, bank or other financial institution through which you hold your shares. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will also need to contact their broker, bank or other financial institution to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

PROPOSAL 1:
ELECTION OF DIRECTORS

Election of Directors

Five directors are eligible to be elected by our shareholders at this Annual Meeting and will serve a term that expires at our 2017 Annual Meeting. Each of Messrs. Brown, Carmany, Lentz and Webb and Ms. Sananikone has been nominated for re-election.

The following biographies highlight the specific skills, qualifications and experience of the directors nominated for election, and support the nomination and governance committee’s determination that these individuals are particularly qualified to serve on our board. The five nominees for election at the Annual Meeting are as follows.

Norman H. Brown, Jr. has served as a director of the Company since December 2004. He currently serves as a Member and Senior Managing Director of Brock Capital Group LLC, which provides investment banking services for early stage and middle market companies, a position he has held since December 2003. Mr. Brown’s previous experience comprises over 30 years of experience in the investment banking business. During 2002 and 2003, Mr. Brown attended to private investments. From December 2000 to December 2001, he was Managing Director and Senior Advisor for Credit Suisse First Boston in the Global Industrial & Services Group with new business development responsibility for Latin America. During Mr. Brown’s 15 years at Donaldson, Lufkin & Jenrette Securities Corporation, from June 1985 to December 2000, he was a member of the Mergers & Acquisitions Group, established and headed the Restructuring Group, and headed the Global Metals & Mining Group. Until December 2009, Mr. Brown was the lead independent director for W.P. Stewart & Co. Growth Fund, Inc.

Mr. Brown brings in-depth knowledge of financial markets and broad leadership experience to our board of directors, through his long tenure in the financial industry. His prior work and expertise in mergers and acquisitions and debt restructurings has allowed him to provide valuable advice on our past acquisitions and our efforts to strengthen our balance sheet. Mr. Brown’s experience as an independent director and lead director for other companies provides him with unique insight on corporate governance matters, which he has shared with the Company.

George W. Carmany, III has served as a director of the Company since December 2004. Since 1995, he has served as President of G.W. Carmany and Co., Inc., which advises developing companies in the life sciences and financial services industries. Mr. Carmany is a Senior Advisor to EnGeneIc Ltd., Essex Woodlands, and served in a similar capacity with Brown Brothers Harriman and Co. until 2014. In 2010, he retired as a director of SunLife Financial, Inc. He is a director of Remedy Partners, LLC and is a member of the advisory committee on health care policy of the Harvard Medical School. From 1999 to 2001, he served as Chairman and Chief Executive of Helicon Therapeutics and continued to serve as Chairman of Helicon Therapeutics through August 2005. From 1996 to 1997, he also served as Chairman of the New England Medical Center Hospitals. Mr. Carmany’s previous experience includes over 20 years at the American Express Company, where he held senior positions in its international banking, corporate and asset management divisions, and nine years at Bankers Trust Company.

Mr. Carmany is an experienced executive, and he adds an important dimension to our board’s expertise through his considerable financial literacy and his work in advising developing companies. Mr. Carmany’s experience and background allows him to provide oversight and advice on financial reporting and accounting matters. As an advisor to developing companies, Mr. Carmany encounters and advises on a range of business, legal, risk management and financial issues. This experience has been valuable as our board has worked with our management team to address issues and manage risks arising out of the financial crisis and the slow economic recovery.

H.E. (Jack) Lentz has served as a director of the Company since August 2011. He also serves on the boards of Carbo Ceramics Inc. (since 2003), Peabody Energy Corporation (since 1998) and WPX Energy, Inc. (since 2012). He is a member of the audit committee and chair of the compensation committee of Carbo Ceramics Inc. and a member of the compensation committee of WPX Energy, Inc. From March 2009 until May 2011, Mr. Lentz was a Managing Director at Lazard Freres & Co. Between September 2008 and March 2009, he was a Managing Director at Barclays Capital. From 1993 until September 2008, he was a

Managing Director at Lehman Brothers, where he headed the natural resources group (1993 – 1997) and was active in merchant banking. From 1988 to 1993, he was the Vice Chairman of Wasserstein Perella & Co. and head of its energy group. He started his career at Lehman Brothers in 1971.

Mr. Lentz is an experienced banker and board member with broad experience in the natural resources and energy industries, both of which are traditional infrastructure sectors. That experience allows him to inform our board on a wide range of governance, financial and operational issues, especially as they relate to the operations of our energy businesses, and the development of the Company’s strategic direction.

Ouma Sananikone has served as a director of the Company since February 2013. Ms. Sananikone currently serves as a non-executive director of the Caisse de Depot et Placement de Quebec in Canada (since 2007), as well as Icon Parking (since 2006) in the USA. She was also a non-executive director of Moto Hospitality Services (from 2006 to 2009) and Air Serv Holdings (from 2006 to 2013). She was previously Chairman of Smarte Carte from 2007 to 2010 and of EvolutionMedia from 2003 to 2005. She also acted as Australian Financial Services Fellow for the USA on behalf of Invest Australia from 2005 to 2008.

Ms. Sananikone served as director of State Super Corporation of NSW (Australia) from 2002 to 2005 and as a director of Babcock and Brown Direct Investment Fund (Australia) from 2002 to 2005. In addition, she was previously a Managing Director with responsibility for Corporate Strategy and Development at BT Financial Group, part of Westpac Banking Group from 2002 to 2003, and the Chief Executive Officer of Aberdeen Asset Management (Australia) Ltd, a division of Aberdeen Asset Management PLC from 2000 to 2001. From 1994 to 2000, Ms. Sananikone held senior positions at EquitiLink Group, which was later acquired by Aberdeen Asset Management PLC.

Ms. Sananikone is an experienced senior investment executive and board member with broad international experience in infrastructure industries and consortium arrangements. That experience allows her to inform our board on a wide range of governance, financial and operational issues, especially as they relate to the operations of our infrastructure businesses.

William H. Webb has served as a director of the Company since December 2004. He served as a member of the board of directors of Pernod Ricard S.A. from May 2003 until November 2009. Mr. Webb’s previous experience includes over 35 years in managing businesses of the Philip Morris group (now comprising Altria Group, Inc., Philip Morris International Inc. and Kraft Foods Inc. following the spin-off of Kraft Foods and Philip Morris International from the Altria Group) around the world. Mr. Webb was Chief Operating Officer for Philip Morris Companies Inc. in New York between May 1997 and August 2002. He also served as Vice Chairman of the board of directors of Philip Morris from August 2001 to August 2002. Mr. Webb has been a consultant to the Altria Group following his retirement from Philip Morris in August 2002, until October 2005.

Mr. Webb’s experience in senior management and on the boards of large public companies allows him to participate meaningfully in overseeing our Manager’s activities and in providing useful advice to our management team. His role as a director of other public companies allows him to inform our board as to corporate governance issues and trends and to act as an effective lead independent director for the Company. Mr. Webb uses his management experience to help our board and management fashion our business strategy, identify risks and oversee risk management and address key challenges, including a continuing focus on cost management.

Recommendation of the Board

Our board recommends that you vote FOR the election of each of Messrs. Brown, Carmany, Lentz and Webb and Ms. Sananikone to our board as directors for a term ending at our 2017 Annual Meeting. The affirmative vote of a majority of the votes cast is required to elect each of Messrs. Brown, Carmany, Lentz and Webb and Ms. Sananikone (that is, the number of votes cast for the nominee must exceed the number of votes cast against the nominee). A nominee who fails to receive the required vote will tender his or her resignation, and the board of directors will determine whether to accept or reject such resignation, or what other action should be taken, within 90 days from the date of the certification of elections results, following receipt of a recommendation from the nominating and corporate governance committee.

PROPOSAL 2:
RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

General

Our board has recommended and asks that you ratify the selection of KPMG LLP as our independent auditor for the Company for the fiscal year ending December 31, 2016. You would be so acting based on the recommendation of our audit committee.

KPMG LLP was engaged by us following our initial public offering in December 2004 to audit our annual financial statements for the 2004 fiscal year and was appointed by our audit committee and ratified by shareholders to audit our annual financial statements for each subsequent fiscal year. Based on its past performance during these audits, the audit committee of the board has selected KPMG LLP as our independent auditor to perform the audit of our financial statements and our internal control over financial reporting for 2016. KPMG LLP is a registered public accounting firm.

The affirmative vote of a majority of the shares represented at the meeting in person or by proxy is required to ratify the appointment of KPMG LLP. If you do not ratify the selection of KPMG LLP, our audit committee will reconsider its selection of KPMG LLP and may, but is not required to, make a new proposal for an independent auditor.

Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions.

Fees

The chart below sets forth the total amount paid or payable by us to KPMG LLP in connection with the audit of our consolidated financial statements for the years indicated below and the total amounts billed to us by KPMG LLP for other services performed in those years, breaking down these amounts by category of service:

	2015	2014
Audit Fees(1)	$3,977,000	$3,048,850
Audit-Related Fees(2)	490,775	449,000
All Other Fees(3)	—	307,000
Total	$4,467,775	$3,804,850

(1)	“Audit Fees” are fees paid to KPMG LLP for professional services for the audit of our consolidated financial statements included in our annual reports on Form 10-K and the audit of our internal control over financial reporting, as well as the review of financial statements included in our quarterly reports on Form 10-Q. The amounts for 2015 include the audit of internal controls over financial reporting at IMTT and the audits related to acquisitions within the Contracted Power and Energy business segment.
(2)	“Audit-Related Fees” are fees billed by KPMG LLP for assurance and related services that are related to the performance of the audit or review of our financial statements, including in connection with attestation reports on fees paid to our Manager and in connection with our operating businesses. “Audit-Related Fees” also includes comfort letters and consents in connection with equity and debt offerings.
(3)	“All Other Fees” are fees billed by KPMG LLP related to due diligence services in connection with the IMTT Acquisition for the year ended December 31, 2014.

Pre-Approval Policies and Procedures

The audit committee has established policies and procedures for its appraisal and approval of audit and non-audit services. The audit committee has the sole authority to pre-approve any audit and non-audit services to be provided by any registered public accounting firm. The audit committee has delegated to the chairman of the committee the authority to approve additional audit and non-audit services of KMPG LLP and any additional accounting firms. The delegation is limited to an aggregate of $50,000 in fees at any one time outstanding and not ratified by the audit committee, and confirmation of compliance with independence standards. The audit committee or its chairman has pre-approved all of the services provided by KPMG LLP since its engagement. All other audit-related, tax and other engagements may be approved by the audit committee prospectively.

In making its recommendation to ratify the selection of KPMG LLP as our independent auditor for the fiscal year ending December 31, 2016, the audit committee has considered whether the services provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP and has determined that such services do not interfere with KPMG LLP’s independence.

Recommendation of the Board

Our board recommends that, based on the recommendation of the audit committee, you vote FOR the ratification of the selection of KPMG LLP to serve as the independent auditor for the Company for the fiscal year ending December 31, 2016.

PROPOSAL 3:
APPROVAL, ON AN ADVISORY BASIS, OF EXECUTIVE COMPENSATION

General

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers. Accordingly, and pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the Exchange Act), our board has recommended and asks that you approve, on an advisory basis, the compensation of our named executive officers, as described in the “Compensation Discussion and Analysis” section and the compensation tables and related narrative disclosure on pages 28  – 43 of this proxy statement. Unless the board determines otherwise, the next such vote will be held at the Company’s 2017 Annual Meeting of shareholders.

This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers.

As described in detail under the headings “Compensation Discussion and Analysis — General” and “Compensation Discussion and Analysis — Objectives of Macquarie’s Compensation Program,” the Company has a management services agreement with our Manager, a member of the Macquarie Group. Our Manager is responsible for the conduct of our Company’s day-to-day business and affairs and is entitled to receive base management fees and potentially performance fees for the provision of its services. The Macquarie employees who serve as our named executive officers have been seconded to us by our Manager on a full-time basis and we do not pay any compensation to them. Under our management services agreement, the services performed for the Company by our Manager are provided at our Manager’s expense, including all of the compensation of our named executive officers. The elements of the compensation program for our named executive officers derive from the general program established for employees of Macquarie. Macquarie’s approach is designed to drive shareholder returns over the short and long term, both for Macquarie shareholders as well as for shareholders of the entities managed by Macquarie, such as holders of our shares. Macquarie’s compensation program endeavors to drive shareholder returns while managing risk in a prudent fashion by focusing on two main objectives: aligning the interests of staff and shareholders and attracting and retaining high-quality staff.

At our 2015 Annual Meeting, shareholders expressed support for our named executive officer compensation, with approximately 99.6% of the votes approving, on an advisory basis, our executive compensation for fiscal 2014. We are asking our shareholders to indicate their support for our named executive officer compensation for fiscal 2015 as described on pages 28 – 43 of this proxy statement. This vote is advisory and, therefore, will not affect the existing compensation or be binding on our Company or our Manager. However, our Company values the opinions of our shareholders and will carefully consider, and will inform our Manager of, the outcome of this vote.

The following resolution is submitted for a shareholder vote at the Annual Meeting:

“RESOLVED, that the shareholders of the Company approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the 2016 Annual Meeting pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” section and the compensation tables and related narrative discussion set forth in such proxy statement.”

Recommendation of the Board

Our board recommends that you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL 4
APPROVAL OF THE MACQUARIE INFRASTRUCTURE CORPORATION
2016 OMNIBUS EMPLOYEE INCENTIVE PLAN

On March 31, 2016, upon the recommendation of our compensation committee, our Board of Directors unanimously approved the adoption of the Macquarie Infrastructure Corporation 2016 Omnibus Employee Incentive Plan (the Plan), subject to approval by our shareholders at the 2016 Annual Meeting. This is the first equity incentive plan for employees adopted by the Company. The Company does not presently have any such plan in place. The Plan will be effective on May 18, 2016 if it is approved by our shareholders at the 2016 Annual Meeting. If the Plan is not approved by shareholders, no awards will be made under the Plan and the Plan will be null and void in its entirety.

A vote to approve the Plan will include approval of the material terms of the performance goals under which compensation may be paid under the Plan for purposes of Section 162(m) the Internal Revenue Code of 1986, as amended (the Code) which includes (a) the individuals eligible to receive awards under the Plan (as described under “Eligibility” below), (b) the business criteria on which the performance goal may be based (as listed under “Performance Goals” below) and (c) the maximum awards that may be made to any individual participant under the Plan for any year (as described under “Maximum Awards” below). The material terms of the performance goals must be disclosed to and reapproved by our shareholders at least every five years for the Company to continue to make awards of “qualified performance-based compensation” under the Plan that are tax deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code (as described under “Federal Income Tax Implications of Awards” below).

The Plan provides for the issuance of equity-based awards covering up to five hundred thousand (500,000) shares of our common stock. In addition, the Plan includes a number of provisions designed to protect shareholder interests and appropriately reflect our compensation philosophy and developments in our compensation practices in recent years, and includes a minimum vesting schedule; a double-trigger change in control provision (as a default); and a clawback provision.

Our board of directors believes that the 500,000 shares available for grant under the Plan would provide sufficient shares for equity-based compensation needs of the Company for approximately five (5) years following the date the Plan becomes effective. These shares represent less than 1% of the diluted shares of our common stock outstanding as of March 31, 2016.

The following summary of the material terms of the Plan is qualified in its entirety by reference to the complete text of the Plan, which is attached hereto as Annex A.

Summary of the Plan

Overview

The purpose of the Plan is to attract, retain and motivate employees (including prospective employees), consultants and others who may perform services for the Company or its subsidiaries, to compensate them for their contributions to our long-term growth and profits and to encourage them to acquire a proprietary interest in the success of the Company.

Administration

Our compensation committee will administer the Plan. Among other things, the compensation committee will determine the persons who will receive awards under the Plan, the time when awards will be granted, the terms of the awards and the number of shares of our common stock subject to the awards. The compensation committee may allocate among its members and/or delegate to any person who is not a member of the compensation committee or to any administrative group within the Company, any of its powers, responsibilities and duties. Our board of directors, in its sole discretion, also may grant awards or administer the Plan.

Eligibility

Awards may be made to employees and prospective employees of the Company or any of its subsidiaries and any individual or any entity that is permitted to be issued securities under a registration statement on Form S-8 that provides bona fide consulting or advisory services to the Company or any of its subsidiaries pursuant to a written agreement. Awards may not be made to (i) an individual seconded from our Manager that performs services for the Company or any of its subsidiaries, (ii) any member of our board of directors, or (iii) our Manager or its affiliates.

Common Stock Available for Awards under the Plan

Subject to adjustment as described below, the total number of shares of our common stock that may be subject to awards granted under the Plan is five hundred thousand (500,000) shares. Shares of our common stock issued in connection with awards that are assumed, converted or substituted as a result of the Company’s acquisition of another company will not count against the number of shares that may be granted under the Plan. Shares of our common stock underlying the awards will be available for reissuance under the Plan in the event that an award is forfeited, expires, terminates or otherwise lapses without delivery of our common stock. The share reserve shall not be reduced to the extent that a distribution pursuant to an award is made in cash.

Shares of our common stock underlying the awards will not become available for reissuance under the Plan if the shares are withheld by the Company to pay taxes, are withheld by or tendered to the Company to pay the exercise price of stock options, are repurchased from an optionee by the Company with proceeds from the exercise of stock options or are shares underlying stock appreciation rights that are not issued upon exercise due to net settlement of stock appreciation rights.

Maximum Awards

Shares issued under the Plan may be authorized but unissued shares of our common stock or authorized and previously issued shares of our common stock reacquired by the Company. No individual will receive awards of stock options or stock appreciation rights covering, in either case, more than 50,000 shares (subject to adjustment as described below) in any one fiscal year. The maximum number of shares of common stock to which restricted stock, restricted stock units, dividend equivalent rights and other types of stock-based or stock-related awards, that are, in each case, subject to the achievement of the performance goals described in the Plan, that may be granted in the aggregate under the Plan to any one individual may not exceed 50,000 shares (subject to adjustment as described below) in any one fiscal year. The maximum dollar limit for cash-based awards that may be granted under the Plan to any one individual in any one fiscal year may not exceed $2,000,000.

The compensation committee will adjust the terms of any outstanding award, the number of shares of our common stock issuable under the Plan and the limit on the number of shares subject to awards in any one fiscal year, in such manner as it deems appropriate (including, without limitation, by payment of cash) to prevent the enlargement or dilution of rights, or otherwise as it deems appropriate, for any increase or decrease in the number of issued shares of our common stock (or issuance of share of stock other than shares of our common stock) resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, splitup, combination, reclassification or exchange of shares of our common stock, merger, consolidation, rights offering, separation, reorganization, liquidation, or any other change in the corporate structure or shares of our common stock, including any extraordinary dividend or extraordinary distribution.

The market value of our common stock on the record date (based upon the closing price on the NYSE) was $63.68 per share.

Types of Awards

The Plan provides for grants of stock options (both stock options intended to be “incentive stock options” under Section 422 of the Code and non-qualified stock options), stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, cash-based awards and other stock-based or stock-related awards (including performance awards) pursuant to which our common stock, cash or other property may be delivered. Grantees of stock options and stock appreciation rights will be required to continue to provide services to the Company or its subsidiaries for not less than one-year following the date of grant in order for any such stock options and stock appreciation rights to fully or partially vest or be exercisable (other than in case of death, disability or a change in control), provided that up to five (5) percent of the available shares of our common stock authorized for issuance under the Plan may provide for vesting of stock options and stock appreciation rights, partially or in full, in less than one-year. Each award will be evidenced by an award agreement, which will govern that award’s terms and conditions.

Stock Options.  A stock option entitles the recipient to purchase shares of our common stock at a fixed exercise price. The exercise price per share will be determined by the compensation committee but will not be less than 100% of the fair market value of our common stock on the date of grant. Fair market value will generally be the closing price of our common stock on the NYSE on the date of grant. Stock options generally must be exercised within 10 years from the date of grant. Except in connection with an equitable adjustment or a change in control, the compensation committee shall not without the approval of our shareholders lower the exercise price of an option after it is granted, cancel an underwater option in exchange for cash or another award, or take any other action that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the our shares of common stock are listed.

Stock Appreciation Rights.  A stock appreciation right entitles the recipient to receive shares of our common stock, cash or other property equal in value to the appreciation of the our common stock over the stated exercise price. The exercise price per share will be determined by the compensation committee but will not be less than 100% of the fair market value of our common stock on the date of grant. Fair market value will generally be the closing price of our common stock on the NYSE on the date of grant. Stock appreciation rights must be exercised within 10 years from the date of grant. Except in connection with an equitable adjustment or a change in control, the compensation committee shall not without the approval of our shareholders lower the exercise price of an stock appreciation right after it is granted, cancel an underwater stock appreciation right in exchange for cash or another award, or take any other action that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the our shares of common stock are listed.

Restricted Stock.  Restricted stock consists of shares of our common stock that are registered in the recipient’s name, but that are subject to transfer and/or forfeiture restrictions for a period of time. The compensation committee may grant or offer for sale shares of restricted stock in such amounts, and subject to such terms and conditions, as the compensation committee may determine. The terms and conditions set forth by the compensation committee in the applicable award agreement may relate to vesting and nontransferability restrictions that will lapse upon the achievement of one or more goals related to the completion of service by the grantee or the achievement of performance goals. Subject to such limits as the compensation committee may determine from time to time, the recipient will have the same voting and dividend rights as our other shareholders.

Restricted Stock Units.  A restricted stock unit is an unfunded, unsecured right to receive a share of our common stock, cash or other property at a future date. The compensation committee may grant restricted stock units in such amounts, and subject to such terms and conditions, as the compensation committee may determine. The terms and conditions set forth by the compensation committee in the applicable award agreement may relate to vesting and nontransferability restrictions that will lapse upon the achievement of one or more goals related to the completion of service by the grantee or the achievement of performance goals. The recipient will have only the rights of a general unsecured creditor of the Company and no rights as a shareholder of the Company until our common stock underlying the restricted stock units, if any, is delivered.

Dividend Equivalent Rights.  The compensation committee may, in its discretion, include in the award agreement a dividend equivalent right entitling the recipient to receive an amount equal to all or any portion of the regular cash dividends that would be paid on the shares of our common stock covered by such award as if such shares had been delivered. Dividend equivalent rights may be payable in cash, shares of our common stock or other property as determined by the compensation committee. In no event will dividend equivalent rights with respect to any award subject to satisfaction of performance goals be payable prior to satisfaction of such performance goals.

Cash-Based Awards.  The compensation committee may grant cash-based awards based upon the achievement of one or more performance goals in such amounts and subject to such terms and conditions as the Committee may determine.

Other Stock-Based Awards.  The compensation committee may grant other types of stock-based or stock-related awards, including the grant of unrestricted shares of our common stock in such amounts, and subject to such terms and conditions, as the compensation committee may determine. The terms and conditions set forth by the compensation committee in the applicable award agreement may relate to vesting and nontransferability restrictions that will lapse upon the achievement of one or more goals related to the completion of service by the grantee or the achievement of performance goals.

Performance Goals

Performance goals applicable to an award may provide for a targeted level or levels of achievement using certain Company or individual performance measures as determined by the compensation committee. The performance goals may differ from grantee to grantee and from award to award. Any criteria used may be measured in absolute terms or relative to comparative companies. Such performance goals may include, but are not limited to: earnings; earnings per share; earnings before or after deduction for all or any portion of interest, taxes, depreciation and amortization; revenue; profits; profit growth; profit-related return ratios; return on capital, assets, equity, or investment; cost management; dividend payout ratios; market share; economic value added; cash flow; free cash flow; operating cash flow; stock price; total shareholder return; book value per share; net interest margin; working capital; expense targets; operating efficiency; asset quality; enterprise value; employee retention; asset growth; dividend yield; or other measures of performance that include one or more variations of the foregoing that are selected by the compensation committee. Any performance goals that are financial metrics, may be determined in accordance with United States Generally Accepted Accounting Principles (GAAP), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP. The compensation committee shall have the authority to make adjustments to the performance goals in recognition of unusual or non-recurring events affecting our financial statements, or in response to changes in applicable laws, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. The compensation committee may make adjustments to the performance goals for the following non-exhaustive reasons: restructurings, discontinued operations, asset write-downs, significant litigation or claim judgments or settlements, acquisitions, divestitures, a reorganization or change in our corporate structure, foreign exchange gains and losses, a change in the fiscal years, business interruption events, unbudgeted capital expenditures, unrealized investment gains and losses and impairments. The performance goals may be applied either individually, alternatively or in any combination to the Company or a subsidiary, on a consolidated or individual company basis, or on a division, entity, line of business, project or geographical basis, either individually, alternatively or in any combination, as determined by the compensation committee, in its discretion.

Change in Control

Unless otherwise determined by the compensation committee (or unless otherwise provided in the applicable award agreement or in an employment agreement), if a grantee’s employment is terminated by the Company or any successor entity thereto without “cause,” (as defined in the Plan), within two years after a “change in control,” as defined in the Plan, each award granted to such grantee prior to such change in control shall become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable as of the date of such termination of employment, and any shares of common stock deliverable pursuant to restricted stock units shall be delivered promptly (but no later than 15 days) following such grantee’s termination of employment, provided that, all performance-based awards shall be (x) considered to be earned and payable based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of performance period completed as of the date of the change in control), and any limitations or other restrictions shall lapse and such performance-based awards shall be immediately settled or distributed or (y) converted into restricted stock or restricted stock unit awards based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of performance period completed as of the date of the change in control).

Notwithstanding anything in the previous paragraph to the contrary, in the event of a change in control, the compensation committee may cancel awards for in-the-money spread value for stock options and stock appreciation rights and for fair value for other awards (as determined in the sole discretion of the compensation committee), provide for the issuance of substitute awards or provide that for a period of at least

20 days prior to the change in control, stock options or stock appreciation rights will be exercisable as to all shares of common stock subject thereto and that any stock options or stock appreciation rights not exercised prior to the consummation of the change in control will terminate and be of no further force or effect as of the consummation of the change in control.

U.S. Federal Income Tax Implications of Awards

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, cash-based awards and dividend equivalent rights. This summary is not intended to (and does not) constitute tax advice to recipients of awards and is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences. Recipients are advised to consult with their own independent tax advisors with respect to the specific tax consequences that, in light of their particular circumstances, might arise in connection with their receipt of awards under the Plan, including any state, local or foreign tax consequences and the effect, if any, of gift, estate and inheritance taxes.

Stock Options and Stock Appreciation Rights.  The grant of a stock option or stock appreciation right will create no tax consequences for the recipient or the Company at the grant date. A recipient will generally not recognize taxable income upon exercising an incentive stock option except that the alternative minimum tax may apply (depending on the recipient’s individual circumstances). Upon exercising a stock option (other than an incentive stock option) or stock appreciation right, the recipient will recognize ordinary income equal to the excess of the fair market value of the freely transferable and nonforfeitable common stock (and/or cash or other property) acquired on the date of exercise over the exercise price, and will be subject to FICA (Social Security and Medicare) taxation in respect of such amounts.

If a recipient holds the common stock acquired under the incentive stock option for at least two years from the grant date and one year from the exercise date (the “Required Holding Period”), any gain or loss realized by the recipient upon the subsequent disposition of such common stock will be taxed as long-term capital gain or loss, and such amounts will not be subject to FICA taxation. Upon a disposition of common stock acquired upon exercise of an incentive stock option before the end of the Required Holding Period, the recipient generally will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the common stock at the date of exercise of the incentive stock option over the exercise price, or (ii) the amount realized upon the disposition of the incentive stock option common stock over the exercise price. Otherwise, a recipient’s disposition of common stock acquired upon the exercise of a stock option (including an incentive stock option for which the Required Holding Period is met) or stock appreciation right generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the recipient’s tax basis in such common stock (the tax basis in stock option common stock generally being the exercise price plus any amount recognized as ordinary income in connection with the exercise of the stock option, although special rules may apply if the exercise price is paid in previously acquired common stock).

Restricted Stock.  Generally, the recipient of an award of restricted stock will not recognize ordinary income or be subject to FICA taxation at grant unless the award is vested at grant. Instead, the recipient generally will recognize ordinary income when the restricted stock becomes vested, equal to the excess, if any, of the fair market value of the common stock on the date it becomes vested over any amount paid by the recipient in exchange for the common stock (and such excess will be subject to FICA taxation). A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the award, to recognize ordinary income, as of the grant date, equal to the excess, if any, of the fair market value of the common stock on the grant date over any amount paid by the recipient in exchange for the common stock. The recipient’s basis for determining gain or loss upon the subsequent disposition of common stock acquired pursuant to the award will be the amount paid for the common stock plus any ordinary income recognized either when the common stock is received or when the common stock becomes vested. Upon the disposition of any common stock received pursuant to the award, the difference between the sales price and the recipient’s basis in the common stock will be treated as a capital gain or loss and generally will be characterized as long- or short-term depending on the period the recipient held such common stock after the vesting date.

Restricted Stock Units.  A recipient of a restricted stock unit (whether time-vested or subject to achievement of performance goals) will not recognize ordinary income or be subject to FICA taxation at grant (unless the restricted stock unit is vested at grant, in which case FICA taxation applies at grant). Instead, a recipient will be subject to FICA taxation at the time any portion of such award vests and will be subject to income tax at ordinary rates on the fair market value of the common stock or the amount of cash received on the date of delivery in settlement of the restricted stock unit. The recipient’s tax basis for purposes of determining any subsequent gain or loss from the sale of the common stock will be equal to the fair market value of the common stock (if any) received on the delivery date, and the recipient’s holding period (for capital gain purposes) with respect such common stock will begin at the delivery date. Gain or loss resulting from any sale of common stock delivered to a recipient will be treated as long- or short-term capital gain or loss depending on the length of the holding period.

Cash-Based Award/Dividend Equivalent Rights.  A recipient of a cash-based award or dividend equivalent right will not recognize ordinary income or be subject to FICA taxation at grant. Instead, a recipient will be subject to FICA taxation at the time any portion of such award vests and generally will be subject to income tax at ordinary rates when the award is settled or paid.

Deduction.  The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income with respect to awards of stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, cash-based awards and other stock-based or stock-related awards. The Company will not be entitled to any tax deduction with respect to an incentive stock option if the recipient holds the common stock for the Required Holding Period prior to disposition of the common stock, and is generally not entitled to a tax deduction with respect to any amount that represents a capital gain to a recipient or that represents compensation in excess of $1 million paid to “covered employees” that is not “qualified performance-based compensation” under Section 162(m) of the Code. For this purpose, a “covered employee” means our chief executive officer and our three highest compensated employees other than the chief executive officer and the chief financial officer (based on compensation reported to our shareholders). The Plan is intended to satisfy the “performance-based compensation” exception under Section 162(m) of the Code with respect to stock options, stock appreciation rights and other awards that are subject to the achievement of performance goals.

Section 409A and Recent Legislation.  The terms of the Plan and each award are intended to be exempt from or to comply with Section 409A of the Code, which imposes specific restrictions on nonqualified deferred compensation arrangements.

Transfer Restrictions

Except to the extent otherwise provided in any award agreement, no award (or any rights or obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged (including through the use of any cash-settled instrument), other than by will or by the laws of descent and distribution. All awards (and any rights thereunder) will be exercisable during the life of the recipient only by the recipient or by the recipient’s legal representative.

Clawback/Recoupment

Awards under the Plan may be subject to recoupment or clawback as may be required by applicable law, or the Company’s recoupment, or “clawback” policy as it may be amended from time to time.

Amendment and Termination

Generally, the board of directors may from time to time suspend, discontinue, revise or amend the Plan. Unless otherwise determined by the board of directors, shareholder approval of any suspension, discontinuance, revision or amendment will be obtained only to the extent necessary to comply with any applicable laws, regulations or rules of a securities exchange or self-regulatory agency. No amendment or alteration of the repricing provisions of the Plan will be effective without the approval of the shareholders of the Company.

Unless previously terminated by the board of directors, the Plan (if approved by our shareholders) will terminate on May 17, 2026, but any outstanding award will remain in effect until the underlying shares are delivered or the award lapses.

New Plan Benefits

As described above, the compensation committee, in its discretion, will select which employees or consultants receive awards and the size and types of those awards, if the Plan is approved by our shareholders. It is, therefore, not possible to predict the awards that will be made to particular individuals or groups under the Plan. No stock awards with respect to our common stock were awarded to our named executive officers in fiscal 2015. Our named executive officers in fiscal 2015 are seconded to us from our Manager and thus are not eligible for awards under the Plan. The value of shares with respect to restricted share units awarded to our named executive officers in fiscal 2015 under the Macquarie Group Employee Retained Equity Plan are set forth in the Summary Compensation Table. The value of director share units awarded to non-employee directors in fiscal 2015 under the 2014 Independent Directors’ Equity Plan are set forth in the Director Compensation table.

Recommendation of the Board

Our board of directors recommends that you vote FOR the approval of the Macquarie Infrastructure Corporation 2016 Omnibus Employee Incentive Plan.

GOVERNANCE INFORMATION

Our board of directors, which we sometimes refer to as our board, is responsible for managing and directing the business and affairs of our Company. Our board of directors is responsible for establishing broad objectives and the general course of the business, determining basic policies, appraising the adequacy of our overall results, and generally representing and furthering the interests of our shareholders.

Board Leadership Structure

Our current board leadership structure is comprised of a chairman, who is not a member of management but is appointed by our Manager, and a lead independent director in accordance with our corporate governance guidelines. Currently, William H. Webb serves as the lead independent director. Our lead independent director presides at executive sessions of our independent directors, which occur at least quarterly and more often as our independent directors deem appropriate. Each of our board committees is chaired by and wholly comprised of independent directors. We believe that this leadership structure is appropriate at this time given our externally-managed corporate structure and the benefits that this structure provides to our shareholders by combining our Manager’s knowledge of infrastructure businesses with independent oversight of our Manager’s activities.

Our board’s chairman is elected by our Manager as the sole holder of our special stock. The chairman presides over meetings of the board of directors and meetings of shareholders, prepares the agenda for meetings of our board of directors with input from our other directors and performs such other duties as may be assigned by our board of directors. Because our chairman is elected by our Manager, but is not a member of our management team, he is able to draw upon their extensive knowledge of infrastructure businesses and provide a strategic perspective on our business activities. The following biography highlights the qualifications and experience of Mr. Stanley, our chairman.

Martin Stanley has served as chairman of the Company since July 2013. Mr. Stanley is Global Head of the Macquarie Infrastructure and Real Assets division, which manages a significant global portfolio invested in sectors including airports, roads, rail, utilities, renewable energy, telecommunications, industrials, property and media. These assets are owned through a variety of listed and unlisted funds and co-investment vehicles. After joining Macquarie in 2004, Mr. Stanley was integral to the establishment of Macquarie’s first European infrastructure fund (MEIF 1) and directed the acquisition and management of investments for MIRA’s four European funds before being appointed Global Head in 2010. Mr. Stanley has directed significant transactions for MIRA including the acquisitions of UK Water Company Thames Water and the take private of German energy service provider Techem AG. He has also established successful new business lines in the UK, Korea, China, India, the Philippines, Mexico and Brazil. Prior to joining Macquarie, Mr. Stanley was a director at TXU Europe Group Plc, the energy services company whose operations included the generation, supply and trading of electricity and gas. Mr. Stanley has 30 years of experience in the utility sector having started his career in 1986 with Manweb Plc, the regulated asset owner and license holder for the power distribution network covering Merseyside, Cheshire and North Wales.

Mr. Stanley brings extensive knowledge of the infrastructure industry and its regulatory environment from his tenure in various leadership positions within the Macquarie Group. His understanding of the Group’s international operations and new business development makes him well-placed to provide strategic direction and industry insight to the Company. Mr. Stanley’s service on the investment committees of Macquarie Group managed vehicles affords him insight as to the valuation of infrastructure assets, their operations and key drivers in evaluating potential transactions.

Our Board’s Role in Risk Oversight

Our board of directors is responsible for overseeing our Company’s risk management. It discharges this responsibility directly and through its committees.

Our board of directors and its committees regularly review material enterprise, strategic, operational, legal and compliance risks with senior management of the Company and our Manager. Our board of directors is responsible for endorsing the Company’s risk management framework, including key policies and procedures and approval of any changes to the framework or any key risk policies and procedures; monitoring compliance with the risk management framework and delegating authority to management, where appropriate.

On a regular basis, the board is presented with risk and compliance reports from management and compliance personnel directly responsible for the identification, evaluation and monitoring of risks within the business.

As part of the monitoring process, the board or the appropriate committee is provided with the following information at scheduled board meetings: any proposed changes to the risk management framework; key policies and procedures or reporting arrangement for its approval; reports on exposures, non-compliance with key policies and general effectiveness of risk management system, as appropriate; results of independent reviews or audits of the control environment; and the relevant management information. While our board oversees risk management, the Company’s management is responsible for managing risk.

Our board of directors has delegated responsibility for the oversight of certain specific risks to the audit committee. The audit committee is responsible for an annual review of our Company’s policies with respect to risk assessment and risk management. The audit committee has primary responsibility for overseeing risk policies and processes relating to the financial statements and financial reporting, as well as overseeing management of our legal and regulatory risks and our compliance with applicable laws and regulations. Our audit committee is primarily responsible for assessing the adequacy of our internal control framework, including accounting and operational risk management controls based on information provided or obtained from management. Our audit committee is responsible for reviewing and monitoring our code of ethics and conduct to guard against significant conflicts of interest and dishonest, unethical or illegal activities. The audit committee periodically reviews the performance of the Company’s accounting and financial personnel and reviews material litigation and regulatory proceedings and other matters relating to potentially significant corporate liability with the Company’s general counsel.

Compensation Risk Assessment

The Company’s compensation committee does not have responsibility for reviewing the compensation of the Company’s executives, who are compensated by the Company’s Manager operating under the management services agreement. The compensation committee nonetheless believes that the Manager’s compensation policies and practices with respect to the Company’s executives do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the committee considered that the elements of compensation are balanced among current cash payments, deferred cash and equity awards, the time vesting requirements of the Macquarie profit share program, which help align the executives’ interests with those of long-term shareholders, the fact that compensation is based on financial performance and other measures including leadership and upholding Macquarie’s values, and the oversight by the board of directors of the executives’ actions.

Board Composition and Independence

Our board of directors consists of six directors, five of whom were elected by shareholders of the Company at the last Annual Meeting. The remaining director, our chairman, currently Martin Stanley, is elected by our Manager as the sole holder of our special stock. Except for Mr. Stanley, all directors’ terms expire at the Annual Meeting.

The board is composed of a majority of independent directors. In accordance with the listing standards of the NYSE, to be considered independent, the board must affirmatively determine that a director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, and that the director meets other NYSE independence standards. Mr. Webb maintains a private banking relationship with Macquarie Bank Limited, or MBL, an affiliate of our Manager, in an amount that is immaterial to MBL. The board has determined that this relationship is immaterial to a determination of director independence. Ms. Sananikone currently serves as a non-executive director of Icon Parking and she was previously Chairman of Smarte Carte and a non-executive director of Moto Hospitality Services and Air-Serv Holdings, which are companies that are or were owned by investor consortiums but managed by affiliates of the Manager of the Company. In each case Ms. Sananikone was the appointee of non-Macquarie investors of the consortium investment vehicle. The board has determined that these relationships are immaterial to a determination of independence. As a result, the board has determined that Messrs. Brown, Carmany, Lentz and Webb and Ms. Sananikone are independent under NYSE standards and Mr. Stanley is not independent under the NYSE standards.

Certain Information Regarding Our Directors and Executive Officers

The name and age of each director and each executive officer and the positions held by each of them as of March 31, 2016 are as follows:

Director	Age	Serving as Officer, Director Since	Position
Martin Stanley	52	July 2013	Chairman/Director
Norman H. Brown, Jr.	69	December 2004	Director
George W. Carmany, III	76	December 2004	Director
H.E. (Jack) Lentz	71	August 2011	Director
Ouma Sananikone	58	February 2013	Director
William H. Webb	76	December 2004	Director
James Hooke	45	May 2009	Chief Executive Officer
Liam Stewart	38	June 2015	Chief Financial Officer

Executive Officers

James Hooke was appointed chief executive officer of the Company in May 2009. Mr. Hooke is seconded to the Company as chief executive officer by our Manager under the terms of our management services agreement. He joined the Macquarie Group in 2007 as a division director in the Macquarie Infrastructure and Real Assets unit of Macquarie Asset Management. Macquarie Asset Management is an operating division of the Macquarie Group. Effective July 1, 2010, Mr. Hooke was promoted to executive director.

Prior to becoming chief executive officer of the Company, Mr. Hooke was responsible for the management of portfolio company investments in unlisted infrastructure funds responsible for investing and managing investor commitments across a range of North American businesses. Mr. Hooke was also responsible for the management of several portfolio company investments for other Macquarie affiliates and clients. Prior to joining Macquarie and since 2001, Mr. Hooke served in various senior management positions with Fairfax Media Limited, a newspaper publisher in Australia and New Zealand.

Liam Stewart was appointed chief financial officer of the Company effective June 30, 2015. He joined the Macquarie Group in April 2014 and served as asset director for the Company's Atlantic Aviation business. In addition, he has led various holding company projects including the growth of the Contracted Power and Energy business, prior to becoming chief financial officer of the Company.

From 2009 through 2013, before joining Macquarie, Mr. Stewart served as senior vice president and management partner at Global Tower Partners, then a Macquarie-affiliated private real estate investment trust owning and operating cellular communications towers in the U.S., Mexico, Costa Rica and Panama. Prior to joining Global Tower Partners, Mr. Stewart was employed by Macquarie Group with responsibility for listed media and telecommunications investments in North America.

Board Meetings and Committees; Annual Meeting Attendance

Our board met nine times in total in 2015. All independent directors attended more than 75% of the combined board and committee meetings on which they served in 2015. In addition, it is the policy of our board that our directors are expected to use reasonable efforts to attend the Annual Meeting of Shareholders. All of our directors then in office participated in our 2015 Annual Meeting of Shareholders.

All of our committees are composed solely of independent directors. Our committees are required to conduct meetings and take action in accordance with the directions of the board, the provisions of bylaws and the terms of the respective committee charters. We have three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. Copies of all committee charters, are available on our website at www.macquarie.com/mic under “Investor Center/Governance,” and in print from us without charge upon request by writing to Investor Relations at our principal executive offices at 125 West 55th Street, New York, New York 10019. The information on our website is not, and shall not be deemed to be, incorporated by reference into this proxy statement or incorporated into any other filings that the Company makes with the SEC.

Audit Committee.  The audit committee is composed of Messrs. Brown (Chair), Carmany, Lentz and Webb and Ms. Sananikone. The board has determined that each member of the audit committee meets the independence requirements of the NYSE and Rule 10A-3 of the Exchange Act. The board has also determined that Messrs. Brown and Carmany qualify as audit committee financial experts as defined by the SEC. The audit committee met six times during 2015. The audit committee is responsible for, among other things:

•	retaining and overseeing our independent accountants;
•	assisting the Company’s board of directors in its oversight of the integrity of our financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements;
•	reviewing and approving the plan and scope of the internal and external audit;
•	pre-approving any audit and non-audit services provided by our independent auditors;
•	approving the fees to be paid to our independent auditors;
•	reviewing with our chief executive officer and chief financial officer and independent auditors the adequacy and effectiveness of our internal controls;
•	preparing the audit committee report to be filed with the SEC;
•	reviewing and assessing annually the audit committee’s performance and the adequacy of its charter;
•	reviewing financial disclosure documents;
•	reviewing and approving related party transactions;
•	overseeing compliance with our code of ethics and conduct by our officers and directors;
•	reviewing the legal and regulatory compliance function; and
•	serving as a qualified legal compliance committee.

Compensation Committee.  The compensation committee is composed of Messrs. Webb (Chair), Brown, Carmany and Lentz and Ms. Sananikone. The board has determined that each member of the compensation committee meets the independence requirements of the NYSE. In addition, each committee member is an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and is a “non-employee director” within the meaning of Section 16 of the Exchange Act. The compensation committee met five times during 2015. The responsibilities of the compensation committee include:

•	reviewing our Manager’s performance of its obligations under the management services agreement;
•	reviewing the remuneration of our Manager;
•	determining the compensation of our independent directors;
•	granting rights to indemnification and reimbursement of expenses to the Manager and any seconded individuals; and
•	evaluating and making recommendations to the board regarding equity-based and incentive compensation plans, policies and programs.

As described in “Compensation, Discussion and Analysis”, our chief executive officer and chief financial officer are seconded to us by our Manager and our Manager compensates these officers.

Our compensation committee may delegate any of its authority and duties described above to subcommittees or individual members of the committee, as it deems appropriate and in accordance with applicable laws and regulations. Additionally, our board of directors has adopted a policy pursuant to which it has delegated authority to make decisions relating to compensation plans and agreements (other than long-term incentive compensation or equity plans) to members of the Company’s senior management, or where appropriate, to the boards of directors of our individual businesses. This delegation of authority applies with respect to employees of our operating businesses, who are not members of the Company’s senior management.

Nominating and Corporate Governance Committee.  The nominating and corporate governance committee is composed of Messrs. Carmany (Chair), Brown, Lentz and Webb and Ms. Sananikone. The board has determined that each member of the nominating and corporate governance committee meets the independence requirements of the NYSE. The nominating and corporate governance committee met three times during 2015. The nominating and corporate governance committee is responsible for, among other things:

•	recommending the number of directors to comprise the board of directors;
•	identifying and evaluating individuals qualified to become members of the board of directors, other than our Manager’s elected director;
•	recommending to the board the director nominees for each annual shareholders’ meeting, other than our Manager’s elected director;
•	recommending to the board of directors the candidates for filling vacancies that may occur between annual shareholders’ meetings, other than our Manager’s elected director;
•	reviewing board processes, self-evaluations and policies;
•	making recommendations to the board on matters of corporate governance, including changes to the corporate governance guidelines; and
•	monitoring developments in the law and practice of corporate governance.

Compensation Committee Interlocks and Insider Participation

Messrs. Brown, Carmany, Lentz and Webb and Ms. Sananikone are members of our compensation committee. None of the members of our compensation committee is, or has been, an employee of the Company. During 2015, no member of our compensation committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. None of the Company’s executive officers or members of the Company’s board of directors has served as a member of a compensation committee (or if no committee performs that function, the board of directors) of any other entity that has an executive officer serving as a member of the Company’s board of directors or compensation committee.

Director Retirement Policy

The board will not nominate for re-election any non-management or non-Manager appointed director if the director will have completed 15 years of service as a member of the board on or prior to the date of the election as to which the nomination relates.

Executive Sessions of Our Board

Our corporate governance guidelines provide that the non-management directors will meet without management directors at regularly scheduled executive sessions at least quarterly and at such other times as they deem appropriate. To the extent that any non-management directors are not independent, the independent directors will meet in regularly scheduled executive sessions at least once annually. In accordance with our corporate governance guidelines, the lead independent director, or alternatively, the chairman of the audit committee, nominating and corporate governance committee or compensation committee, will preside at these executive sessions of the non-management directors as determined by the non-executive directors based upon the subject matter to be discussed. Mr. Webb presided, and continues to preside, over these sessions.

Corporate Governance Guidelines and Code of Ethics and Conduct

Our board has adopted corporate governance guidelines that set forth our corporate governance objectives and policies and govern the functioning of the board. We also have a code of ethics and conduct that sets forth our commitment to ethical business practices. Our code of ethics and conduct applies to our directors, officers and employees, including our chief executive officer and chief financial officer, and also applies to our

Manager, its employees and any affiliates of our Manager that perform management services for us pursuant to the management services agreement.

Our corporate governance guidelines and our code of ethics and conduct are available on our website at www.macquarie.com/mic under “Investor Center/Governance” and in print from us without charge upon request by writing to Investor Relations at Macquarie Infrastructure Corporation, 125 West 55th Street, New York, New York 10019.

Minimum Shareholding Guidelines

Our board, upon the recommendation of our nominating and corporate governance committee, has adopted stock ownership guidelines to align the interests of our non-management directors with the interests of our shareholders. Non-management directors are required to hold common stock with a value equal to $300,000, based on the closing price of the common stock on the NYSE on the later of the date of adoption of the policy and the date such director is first elected or appointed to the board. Non-management directors have up to five years from the date of his or her election or appointment to meet these requirements provided that common stock with a value of at least $50,000 should be owned within the first year. Our non-management directors are each in compliance with this policy.

Majority Voting for Uncontested Director Elections

In 2016, the board of directors adopted amendments to the bylaws to change the voting standard for uncontested elections of directors to a majority voting standard so that a nominee for director will be elected to the board of directors if the number of shares voted “for” that director’s election exceeds the number of votes cast “against” that director. Directors will continue to be elected by the vote of a plurality of the votes cast if the election is a contested election as defined in the bylaws. The board of directors will only nominate for election or re-election as a director candidates who agree to tender, promptly following the annual meeting at which they are elected or re-elected as a director, an irrevocable resignation that will be effective upon (i) the failure to receive the required vote at the next meeting at which they face re-election and (ii) board acceptance of such resignation. In addition, the board of directors will fill director vacancies and new directorships only with candidates who have agreed to tender, promptly following their appointment to the board, the same form of resignation. If a nominee fails to receive the required number of votes for election, the board of directors will determine whether to accept or reject such resignation, or what other action should be taken, within 90 days from the date of the certification of election results, following receipt of a recommendation from the nominating and corporate governance committee.

Nominations of Directors

As provided in its charter, the nominating and corporate governance committee will identify and recommend to the board nominees for election or re-election to the board. The committee will review candidates for the board recommended by the Company’s management and other members of the board who are not members of the committee, as well as candidates recommended by shareholders, in accordance with the following criteria and as discussed in “Shareholder Nominations of Directors” below.

The nominating and corporate governance committee, in making its recommendations, may consider some or all of the following factors, among others:

•	developments in the law and practice of corporate governance;
•	the candidate’s judgment, skill, diversity and experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight;
•	the relationship of the candidate’s experience to the experience of other board members;
•	the extent to which the candidate would be a valuable addition to the board and any committees thereof;

•	whether or not the person has any relationships that might impair his or her independence, including any business, financial or family relationships with the Manager or the Company’s management; and
•	the candidate’s ability to contribute to the effective management of the Company, taking into account the needs of the Company and such factors as the individual’s experience, perspective, skills, and knowledge of the industry in which the Company operates.

Our nominating and corporate governance committee aims to achieve a board of directors that, as a whole, provides effective oversight of the management and business of our Company. Therefore, the committee believes that our directors should represent an appropriate diversity of experience, expertise, skills, specialized knowledge and other qualifications and attributes that provide for a variety of viewpoints. We believe that a director nominee should not be chosen or excluded solely or largely because of race, ethnicity, gender, age, national origin, or sexual orientation or identity.

In recommending candidates for election as directors, the nominating and corporate governance committee will also take into consideration the need for the board of directors to have a majority of directors that are independent under the requirements of the NYSE and other applicable laws, and at least four directors that are independent under these requirements.

In addition, the nominating and corporate governance committee will recommend candidates for election as directors based on the following criteria and qualifications:

•	Financial Literacy. Such person should be “financially literate” as such qualification is interpreted by the board of directors in its business judgment.
•	Leadership Experience. Such person should possess significant leadership experience, such as experience in business, finance/accounting, law, education or government, and shall possess qualities reflecting a proven record of accomplishment and ability to work with others.
•	Commitment to Our Company’s Values. Such person shall be committed to promoting our financial success and preserving and enhancing our reputation as a leader in the infrastructure sector, and shall be in agreement with our values as embodied in our code of ethics and conduct.
•	Absence of Conflicting Commitments. Such person should not have commitments that would conflict with the time commitments of a director of our Company.
•	Complementary Attributes. Such person shall have skills and talents which would be a valuable addition to the board and any committees thereof and that shall complement the skills and talents of our existing directors.
•	Reputation and Integrity. Such person shall be of high repute and integrity.

Under the corporate governance guidelines, directors must inform the chairman of the board and the chairman of the nominating and corporate governance committee in advance of accepting an invitation to serve on another public company board or any committee thereof. In addition, no director may sit on the board, or beneficially own more than 5% equity interest in (other than through mutual funds or similar non-discretionary, undirected arrangements) any competitor of the Company in our principal lines of business.

Shareholder Nominations of Directors

To make a director nomination, a shareholder must give written notice to our Secretary at our principal executive office at 125 West 55th Street, New York, New York 10019. To be considered for inclusion in our proxy statement for the 2017 Annual Meeting of Shareholders, shareholder nominations must be received by the Company no later than January 18, 2017 and no earlier than December 19, 2016.

When directors are to be elected at a special meeting, such notice must be given not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which a public announcement is first made of the date of the special meeting and of the nominees proposed by the board to be elected at such meeting.

In addition to any other requirements, for a shareholder to properly bring a nomination for director before either an annual or special meeting, the shareholder must be a shareholder of record on both (i) the date of the shareholder’s notice of nomination or delivery of such nomination and (ii) the record date relating to the meeting.

The nomination submission must include all of the information specified in our bylaws. The required information includes indentifying and stockholding information about the nominee, information about the shareholder making the nomination, and the shareholder’s ownership of and agreements relating to our stock. It also must include the nominee’s consent to serve if elected and a statement as to whether the nominee intends to tender, following the nominee’s failure to receive the required vote for election or re-election, his or her irrevocable resignation effective upon acceptance by the board. Please refer to the nomination and notice of stockholder business provisions of our bylaws for additional information and requirements regarding stockholder nominations. A copy of our bylaws is available on our website at www.macquarie.com/mic under “Investor Center/Governance” and in print from us by writing to Investor Relations at Macquarie Infrastructure Corporation, 125 West 55th Street, New York, NY 10019.

We may require any proposed nominee to furnish any additional information that we reasonably require to enable our nominating and corporate governance committee to determine the eligibility of the proposed nominee to serve as a director. Candidates are evaluated based on the standards, guidelines and criteria discussed above as well as other factors contained in the nominating and corporate governance committee’s charter, our corporate governance guidelines, other of our policies and guidelines and the current needs of the board.

Communications with Our Board

Communications to our board, any director individually or our lead independent director may be made by writing to the following address:

Attention: [Board of Directors] [Board Member] [Lead Independent Director]
c/o Michael Kernan, General Counsel and Secretary
125 West 55th Street
New York, NY 10019
United States of America

Communications sent to the physical mailing address are forwarded to the relevant director, if addressed to an individual director or the lead independent director, or to the chairman of our board if addressed to the board.

DIRECTOR COMPENSATION FISCAL YEAR 2015

The following table sets forth the compensation payable by us to our directors eligible for election by our shareholders for service during the fiscal year ended December 31, 2015. We do not compensate our chairman for his services on our board of directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Norman H. Brown, Jr.(2)	89,500	150,649	240,149
George W. Carmany, III(2)	80,000	150,649	230,649
H.E. (Jack) Lentz(2)	75,500	150,649	226,149
Ouma Sananikone(2)	83,500	150,649	234,149
William H. Webb(2)	83,000	150,649	233,649

(1)	Represents the grant date fair value of stock awards computed in accordance with ASC 718 Compensation — Stock Compensation, based on the closing price of shares on June 18, 2015, the date of grant, under the 2014 Independent Directors’ Equity Plan.
(2)	Stock awards are calculated in accordance with ASC 505-50 Equity — Equity Based Payments to Non-Employees and ASC 718. On June 18, 2015, Messrs. Brown, Carmany, Lentz and Webb and Ms. Sananikone were each granted 1,732 director share units, resulting in an aggregate grant of 8,660 director share units. These director share units, which equal $150,000 per director divided by the average closing price for the ten days preceding the grant date, being $86.61 per director share unit, vest on the day immediately preceding our 2016 Annual Meeting of shareholders. Upon vesting of the director share units, each director has the right to receive 1,732 shares, which had a market value of $125,743 based on the per share closing price on the NYSE of our shares on December 31, 2015. The above are the only equity grants by the Company to directors that were outstanding at December 31, 2015.

Director Fees

Our directors eligible for election by our common stockholders each receive annual cash retainers, payable in equal quarterly installments, of $65,000 for service on the board, for service as committee chairman and for service for being the lead independent director, as well as cash compensation for attendance at committee meetings. Directors (including the chairman elected by our Manager) are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors or committees and for any expenses reasonably incurred in their capacity as directors. The Company also reimburses directors for all reasonable and authorized business expenses in accordance with the policies of the Company as in effect from time to time.

Messrs. Brown, Carmany and Webb have been directors since the closing of our initial public offering in December 2004, Mr. Lentz was appointed as a director effective August 12, 2011 and Ms. Sananikone was appointed as a director effective February 21, 2013. Each member of the Company’s various standing committees also receives the following compensation related to service on these committees:

•	for attending a committee meeting in person (if any): $3,000 for each meeting of the audit committee; $1,500 for each meeting of the nominating and corporate governance committee; and $1,500 for each meeting of the compensation committee; and
•	for attending a telephonic committee meeting (if any): $1,500 for each meeting of the audit committee; $1,000 for each meeting of the nominating and corporate governance committee; and $1,000 for each meeting of the compensation committee.

The lead independent director receives an annual cash retainer of $10,000 and the chairperson, of the audit committee, nominating and corporate governance committee and compensation committee also receive an annual cash retainer of $15,000, $2,000 and $2,000, respectively, payable in equal quarterly installments.

2014 Independent Directors’ Equity Plan (2014 Plan)

The only type of award that may be granted under the 2014 Plan is an award of director share units. A director share unit is an unsecured promise to transfer one share of the Company in the future on the settlement date, subject to satisfaction of the terms and conditions under the 2014 Plan and the applicable award agreement. The 2016 annual awards to our independent directors, to be granted on the date of this year’s Annual Meeting, will be granted under the 2014 Plan. Each independent director nominee will be eligible to receive, upon election at the 2016 Annual Meeting, a grant of director share units.

Under the 2014 Plan, there is no formula to determine the size of awards and the Compensation Committee has the authority to determine the size of all awards and terms and conditions thereof, subject to the provisions of the 2014 Plan, including the limits on the number of share units that may be granted annually and in the aggregate. Generally, share units granted at each Annual Meeting of shareholders will vest (assuming continued service of the director) on the day immediately preceding the next Annual Meeting of shareholders held following the date of grant. The maximum number of shares available for issuance under the 2014 Plan is 300,000 shares, with a balance of 291,340 shares remaining available for issuance at December 31, 2015. The aggregate grant date fair value of awards granted to an independent director during any single fiscal year (excluding awards made at the election of the independent director in lieu of all or a portion of annual and committee cash retainers) may not exceed $350,000.

Only independent directors may participate in the 2014 Plan. Five of our directors, Messrs. Brown, Carmany, Lentz and Webb and Ms. Sananikone, are eligible to participate in the 2014 Plan. The 2014 Plan provides for awards of director share units as an additional fee for the independent directors’ services on the board. The purpose of this 2014 Plan is to promote the long-term growth and financial success of the Company by attracting, motivating and retaining independent directors of outstanding ability. The 2014 Plan is to be administered by the Compensation Committee. The Compensation Committee has the authority to adopt rules and regulations that is considers necessary or appropriate to carry out the purposes of the 2014 Plan and to interpret the 2014 Plan. The Compensation Committee may also delegate some or all of its authority under the 2014 Plan to a subcommittee, another committee of the board of directors or an officer of the Company.

If a director’s service on the board terminates by reason of death or disability or in the event of a business combination of the Company during the director’s service, the director share units will vest immediately.

We credit director share units to a bookkeeping account. No interest or dividends accrue or are credited to any director share units or the director’s account. As soon as practical following vesting, we will settle director share units by delivering to the director the equivalent whole number of shares. Share units cannot be settled in cash or any other kind of consideration. Prior to settlement, directors do not have the rights of a shareholder in any share corresponding to the director share units.

The 2014 Plan will expire on May 21, 2024, which is the tenth anniversary of the date on which the 2014 Plan was approved by shareholders. The board of directors may amend or terminate the 2014 Plan at any time. However, the board of directors may not amend the 2014 Plan without a director’s consent if the amendment would materially and adversely affect the director’s rights to previously granted awards.

COMPENSATION DISCUSSION AND ANALYSIS

General

Our Company has a management services agreement with our Manager, a member of the Macquarie Group. The management services agreement defines our Manager’s duties and responsibilities and is subject to the oversight and supervision of our Company’s board of directors. Our Manager is responsible for the conduct of our Company’s day-to-day business and affairs and is entitled to receive base management and potentially performance fees for the provision of its services. These fees are set forth below under “Certain Relationships and Related Party Transactions.” The Macquarie employees who serve as our chief executive officer and our chief financial officer have been assigned, or seconded, to us by our Manager and they have a fiduciary duty to act in the best interests of our Company. While our named executive officers derive profit share allocations from Macquarie, there is a strong alignment of interest between these employees and our shareholders for the following reasons:

•	Our Company pays management and potentially performance fees to Macquarie in accordance with the management services agreement. Management fees are linked to the market capitalization of our Company and performance fees can be paid based on the ongoing out-performance of our Company relative to a utilities benchmark.
•	Macquarie holds a significant interest in our Company and from time to time has reinvested its fees in our Company’s shares. At March 31, 2016, Macquarie had a 7.2% interest in our Company.
•	The staff of Macquarie Group understand that the relationship with Macquarie-managed entities is a long-term and recurring one and important to Macquarie’s welfare as a whole. They take a long-term approach to adding value in connection with the managed entities rather than solely focusing on the fees that would result from any one transaction.
•	The compensation system adopted by Macquarie, discussed in detail below, links the compensation of our named executive officers to our performance.

We do not pay any compensation to our named executive officers. Instead, we pay our Manager the base management fees and potentially performance fees discussed above. The Company does not have any employees. James Hooke, our chief executive officer and a Macquarie executive director, and Liam Stewart, our chief financial officer and a Macquarie associate director, are, and Todd Weintraub, our former chief financial officer and former Macquarie division director, was employed by Macquarie and Messrs. Hooke and Stewart are, and Mr. Weintraub was, seconded to us on a full-time basis. Under our management services agreement, the services performed for the Company by our Manager are provided at its expense, including all of the compensation of our seconded executive officers. Messrs. Hooke, Stewart and Weintraub are our only named executive officers in 2015.

James Hooke was appointed as our chief executive officer effective May 9, 2009, but joined Macquarie on September 17, 2007. Liam Stewart was appointed as our chief financial officer effective June 30, 2015, but joined Macquarie on April 14, 2014. Compensation information for Mr. Stewart has been provided for the entire year ended December 31, 2015. Todd Weintraub resigned from his position as our chief financial officer of our Company effective June 30, 2015 and remained employed by Macquarie through December 31, 2015. The purpose of this compensation discussion and analysis is to provide our investors with information about the components of the compensation paid to our named executive officers by Macquarie, and the policies and objectives served by Macquarie’s compensation program.

Objectives of Macquarie’s Compensation Program

The elements of the compensation program for our named executive officers are derived from the general program established for employees of Macquarie. Macquarie’s approach to compensation is designed to drive company performance over the short and long term, both for Macquarie shareholders as well as for shareholders of the entities managed by Macquarie including holders of our shares. Macquarie’s compensation program endeavors to drive shareholder returns while managing risk in a prudent fashion by focusing on two main objectives. The first objective is to attract and retain high-quality staff. The second objective is to align the interests of staff and shareholders by motivating staff through its compensation policies to increase

Macquarie’s net profit after tax and sustain a high relative return on capital while managing risk. Growing net profit after tax and sustaining a high return on capital are fundamental drivers of total shareholder returns for Macquarie shareholders. These twin objectives encourage executives to expand existing businesses and establish promising new activities.

Fees derived from entities managed by Macquarie represent part of Macquarie’s net profit after tax. Management fees earned by Macquarie under our management services agreement are based on the market capitalization of our Company and performance fees are based on ongoing out-performance over a utilities benchmark. To the extent our Company’s performance drives an increase in Macquarie’s net profit after tax, the interests of Macquarie and our named executive officers are aligned with those of our shareholders.

Macquarie also endeavors to attract high-quality executives and to retain them by offering a competitive performance-driven compensation package that encourages long-term commitment to Macquarie and Macquarie-managed entities and to superior performance. We believe that our ongoing performance is critically dependent on the skill, experience and caliber of Macquarie’s team of experienced executives, such as our named executive officers, for whose services Macquarie must compete in the world’s major financial centers.

The following principles in Macquarie’s compensation approach assist with the objective of driving shareholder returns by aligning the interests of staff and shareholders and by attracting and retaining high-quality staff:

•	Emphasizing a performance-based compensation approach that balances return and risk over the short and longer-term;
•	Employing the twin drivers of profitability and returns in excess of the cost of capital to motivate staff to improve shareholder returns;
•	Structuring compensation to encourage behavior that supports Macquarie’s risk management framework;
•	Delivering compensation in a way that encourages a long-term perspective and creates alignment with shareholder interests;
•	Providing consistent arrangements over time to give staff the confidence to pursue multi-year initiatives; and
•	Compensating high performing staff appropriately, relative to global peers, so that they are attracted to and stay with Macquarie.

Responsibility for Macquarie’s Compensation Program

The board of directors of Macquarie, or the Macquarie board, has a Board Remuneration Committee, or the BRC, whose objective is to assist the Macquarie board with Macquarie’s compensation policies and practices. The BRC reviews individual compensation and profit share recommendations for executive directors, including James Hooke, above certain thresholds and approves other compensation recommendations made outside of Macquarie’s policy relating to individuals or groups of individuals (unless required to be approved by the Macquarie board), material changes to pension arrangements and changes to compensation policies not requiring full Macquarie board approval.

Responsibility for the determination of individual compensation and profit share recommendations for associate directors and division directors, such as Liam Stewart and Todd Weintraub, respectively, for the 2015 remuneration cycle rested with the Head of the Macquarie Asset Management Group and the Head of the Macquarie Financial Management Group, respectively. These recommendations are subject to review by Macquarie’s Remuneration and Promotions Committee, a committee of Macquarie management. The recommendations relating to fixed remuneration changes and profit share allocations are ultimately approved by the BRC in the aggregate.

Based on a review of the analyses and conclusions regarding compensation provided by the BRC in 2015, the non-executive directors of the Macquarie board determined that compensation was appropriate and that it was structured in a way that encouraged the overall objective of driving longer-term shareholder returns of Macquarie by aligning the interest of staff with those of shareholders and by attracting and retaining high-quality staff.

2015 Say-on-Pay Advisory Vote

Approximately 99.6% of the votes cast approved, on an advisory basis, the executive compensation described in the Company’s proxy statement for such meeting. There were no changes to the structure of the Company’s executive compensation program as a result of the say-on-pay vote.

Elements of Macquarie’s Compensation Program

Macquarie’s executive compensation program consists of two elements: fixed compensation and annual profit share. We describe each of these below.

Fixed Compensation

Fixed compensation for our named executive officers consists of annual base salary. It also includes the following additional benefits that Macquarie believes are customarily provided by employers in the United States: life insurance, accidental death, disability and dismemberment (AD&D) insurance, long-term and short-term disability insurance, medical, dental and vision coverage and matching employer contributions under Macquarie’s 401(k) retirement plan.

Annual base salary reflects technical and functional expertise, role scope, market practice and regulatory requirements. However, fundamental to Macquarie’s compensation philosophy is the principle that a significant amount of the compensation be at risk and dependent upon performance. Mr. Hooke’s annual base salary remained at $400,000. Mr. Stewart’s annual base salary was $245,000 and Mr. Weintraub’s annual base salary was $350,000 through the date of resignation from his position as chief financial officer of our Company, and remained at the same annual base salary through December 31, 2015.

Annual Profit Share

Macquarie has profit share arrangements for staff, including Mr. Hooke, Mr. Stewart and Mr. Weintraub, to encourage superior performance. Each year, the size of the profit share pool is determined by reference to Macquarie’s net profit after tax and excess return over the cost of capital for the period from April 1st of the prior year to March 31st of the year in which the profit share is determined. The proportion of after tax profit and the proportion of earnings in excess of Macquarie’s cost of capital that are incorporated in the profit share calculation are reviewed at least annually. The profit share pool is allocated to business groups based primarily on their relative contributions to profit, taking into account capital usage and risk.

Our named executive officers participate in the profit share pool. The profit share pool allows Macquarie to reward all staff who have contributed to the growth of Macquarie-managed entities. The profit share pool also creates incentives for, and encourages long-term commitment among, executives working in the interests of Macquarie-managed entities that may experience some short-term market underperformance or other short-term declines in profitability due to macroeconomic factors or other extraordinary circumstances, even though the underlying assets may be performing well.

An individual’s profit share allocation is based on performance. Performance includes a range of criteria that go beyond financial performance, including risk management and compliance, people leadership and upholding Macquarie’s code of conduct. For senior executives, this means that a large part of their remuneration each year is performance-based and “at risk,” providing significant alignment of their interests with those of Macquarie shareholders and, through the fee incentives in our management services agreement, our shareholders.

The level of profit share received by our named executive officers is based predominantly on their individual contribution to the performance of our Company, taking into account the following elements:

•	operational performance of our underlying businesses;

•	management and leadership of our Company and the businesses under the control of our Company;
•	acquisitions and the subsequent management of those businesses to ensure performance is in line with the acquisition business plans;
•	effective risk management and compliance;
•	effective capital management; and
•	factors relating to enhancing Macquarie’s and the Company’s reputation and track record.

There is no formulaic approach to determining our named executive officers’ share of the profit share pool. It is completely discretionary and is determined based upon the recommendation of the Head of the Macquarie Asset Management in the case of Mr. Hooke and Mr. Stewart and the Head of the Macquarie Financial Management Group in the case of Mr. Weintraub, in each case taking into account the factors outlined above as well as input from the Company’s directors regarding the performance of our named executive officers. Our named executive officers’ profit share is determined with respect to Macquarie’s fiscal years ended March 31st of each year and therefore does not reflect subsequent events or our performance for the remainder of each calendar year.

Mr. Hooke’s profit share for the fiscal year ended March 31, 2015 was $6,000,000, of which $3,600,000 was paid in cash and $2,400,000 was retained and/or delivered in shares in the form of Macquarie Group shares via The Macquarie Group Retained Equity Plan (MEREP). Of the $2,400,000 that was retained and/or delivered via the MEREP, $1,200,000 was notionally invested in the Directors’ Profit Share Plan (DPS Plan) in Macquarie-managed funds and $1,200,000 was delivered via the MEREP. Mr. Hooke was also awarded a deferred compensation payment of $2,500,000 awarded in 2015 and to be paid as profit share for Macquarie’s fiscal year ended March 31, 2017 in recognition of his past contributions as described below and also as an incentive towards continued employment with Macquarie. The payment is conditional on Mr. Hooke’s abiding by the material terms and conditions of his employment agreement and Macquarie’s determination that there have been no risk or compliance breaches by Mr. Hooke. When paid in 2017 as profit share, the amount will be subject to Macquarie’s retention arrangements in place at that time.

The specific factors considered in determining Mr. Hooke’s profit share included the performance of our shares during the period compared with the Company’s utilities index benchmark; the growth in available cash generated by our underlying businesses and the resulting increase in shareholder dividends; his effectiveness in managing and leading our Company and our underlying businesses; two successful equity offerings that resulted in the acquisition of the remaining 50% interest in IMTT that we did not previously own and the acquisition of the Bayonne Energy Center; the successful integration of IMTT; the acquisition and integration of the Galaxy FBO chain and his role as chairman and a director of the Company’s operating entities. In addition, the increase in profit share reflected the reorganization of the Contracted Power and Energy segment with the completion of the acquisition of two wind power facilities and the successful sale of the district energy business. The profit share award also took into account Mr. Hooke’s role in maintaining and growing the reputation and brand awareness of the Company as a leader in the ownership and management of infrastructure businesses.

Mr. Stewart’s profit share in 2015 for the fiscal year ended March 31, 2015 was $400,000, of which $287,528 was paid in cash and $112,472 was retained and delivered in the form of Macquarie Group shares through the MEREP. The specific factors considered in determining Mr. Stewart’s profit share for 2015 included his involvement in the successful equity offering related to the acquisition of the Bayonne Energy Center; his role in the oversight of our Atlantic Aviation business; his involvement in the continued growth of our Contracted Power and Energy business; and as well as his work with other funds managed by Macquarie Infrastructure and Real Assets prior to being seconded to our Company.

Mr. Weintraub’s profit share in 2015 for the fiscal year ended March 31, 2015 was $500,000, of which $348,702 was paid in cash and $151,298 was retained and delivered in the form of Macquarie Group shares through the MEREP. The specific factors considered in determining Mr. Weintraub’s profit share for 2015 included his leadership of the finance function of our Company, as well as his leadership and involvement in two successful equity offerings that resulted in the acquisition of the remaining 50% interest in IMTT that we did not previously own and the acquisition of the Bayonne Energy Center; the acquisition and integration of the Galaxy FBO chain; his role as director of the Company’s operating entities; the growth of the Contracted Power and Energy business by completing the acquisition of two wind power facilities and the successful sale of the district energy business.

Retained Portion of Profit Share

Deferral and restriction arrangements apply to a portion of allocated profit share to encourage a long-term perspective and commitment from Macquarie employees, including our named executive officers. It also encourages alignment with the longer-term interest of shareholders.

The table below sets out a summary of the current arrangements. The rules for executive directors apply to Mr. Hooke and the rules for associate and division directors apply to Mr. Stewart’s and Mr. Weintraub’s profit share allocations for Macquarie’s fiscal year ended March 31, 2015.

Key Area	Executive Directors	Associate and Division Directors
Amount of profit share retained	40% – 70%	AUD $0 – AUD $50,000 AUD $50,001 – AUD $200,000 AUD $200,001 – AUD $500,000 Above AUD $500,000	Nil 25% 35% 40%
How retained profit share is invested	• Invested in a combination of Macquarie shares (MEREP) and the DPS Plan	• Invested in Macquarie shares (MEREP) and the Notional Investment Plan (NI Plan) for selected groups of staff whose primary role relates to the management of the funds business
	• Investment mix will vary depending on individual’s role	• Investment mix will vary depending on individual’s role
Vesting and release of retained profit share	All retained amounts vest and are released from three to five years after the year retained (see also forfeiture below)	Vesting and release two to four years after the year retained
Forfeiture of retained profit share on leaving	• Unvested amounts forfeited, except for limited circumstances	Unvested amounts forfeited, except for limited circumstances

•

Vested amounts retained prior to 2015 forfeited in stages if a “disqualifying event” occurs within two years of leaving. Vested amounts retained from 2015 forfeited in stages if a “malus event” or “post employment event” occurs within two years of leaving.

Minimum Shareholding Requirement	Required to hold the deemed after-tax equivalent of 10% of all profit share allocations over the last five years in Macquarie shares (which is satisfied by the above requirements)	Not applicable

Retained profit share is held for executive directors in both the DPS Plan and the MEREP. For associate and division directors, retained profit share is generally held in the MEREP, however a portion may also be held in the NI Plan for associate and division directors whose role relates to the management of the funds business. This applied to Mr. Weintraub for the 2013 fiscal year. The features of these plans and details of 2015 retention for Mr. Hooke, Mr. Stewart and Mr. Weintraub under each plan are outlined below.

The Directors’ Profit Share (DPS) Plan

The DPS Plan comprises exposure to a notional portfolio of Macquarie-managed funds. These retained amounts for executive directors are notionally invested over the retention period. This investment is described as “notional” because executive directors do not directly hold securities in relation to this investment. However, the value of the retained amounts will vary as if these amounts were directly invested in actual securities, giving the executive directors an effective exposure to the performance of the securities. For Mr. Hooke, effective April 1, 2013, the retained amounts in the DPS Plan that were previously notionally invested in Macquarie managed funds were converted to a notional investment in cash within the DPS Plan. Amounts retained in 2014 were also notionally invested in cash. As described below in “Macquarie Capital Group Limited Loan,” the amounts notionally invested in cash in the DPS Plan were used to effectively cash collateralize a loan to Mr. Hooke to enable him to purchase shares of MIC.

As an executive director, $1,200,000 of Mr. Hooke’s 2015 retention was notionally invested in Macquarie-managed funds in the DPS Plan. Mr. Hooke was also awarded a deferred compensation payment of $2,500,000 awarded in 2015 and to be paid as profit share for Macquarie’s fiscal year ended March 31, 2017 in recognition of his past contributions and also as an incentive towards continued employment with Macquarie. The payment is conditional on Mr. Hooke’s abiding by the material terms and conditions of his employment and Macquarie’s determination that there have been no risk or compliance breaches by Mr. Hooke. When paid in 2017 as profit share, the amount will be subject to Macquarie’s retention arrangements in place at that time.

The Notional Investment Plan (NI Plan)

The NI Plan applies to staff other than executive directors, and similar to the DPS Plan comprises exposure to a notional portfolio of Macquarie-managed funds. These retained amounts for associate and division directors are notionally invested over the retention period. This investment is described as “notional” because associate and division directors do not directly hold securities in relation to this investment. However, the value of the retained amounts will vary as if these amounts were directly invested in actual securities, giving the staff an effective exposure to the performance of the securities. As a division director, part of Mr. Weintraub’s 2013 retention was notionally invested in cash within the NI Plan for the first time. Mr. Weintraub did not participate in the NI Plan in 2014 or 2015. At December 31, 2015, 100% of the balance of $32,488 of Mr. Weintraub’s NI Plan became fully vested.

The Macquarie Group Employee Retained Equity Plan (MEREP)

The role of the MEREP is to deliver remuneration in the form of Macquarie Group Limited equity (ASX:MQG). Equity awards through the MEREP, in the U.S., will generally be in the form of units comprising a beneficial interest in restricted Macquarie shares held in a trust for staff members (referred to as restricted share units). The participant is entitled to receive dividends on the restricted share units and direct the Trustee how to exercise voting rights on the shares.

As noted above, profit share retention arrangements via the MEREP apply to (up to and including 2015), executive, associate and division directors, including Mr. Hooke, Mr. Stewart and Mr. Weintraub, respectively. Of the 2015, 2014 and 2013 profit share for Mr. Hooke, $1,200,000, $750,000 and $680,762 was retained and invested in Macquarie shares through the MEREP, respectively. Of the 2015 profit share for Mr. Stewart, $112,472 was retained and invested in Macquarie shares through the MEREP. Of the 2015, 2014 and 2013 profit share for Mr. Weintraub, $151,298, $110,313 and $69,932 was retained and invested in Macquarie shares through the MEREP, respectively. For Mr. Weintraub, the unvested portion totaling 6,084 shares became vested on December 31, 2015 at a share price of AUD $82.77.

The reasons for the change from 2014 to 2015 for Mr. Hooke, Mr. Stewart and Mr. Weintraub are discussed under “Elements of Macquarie’s Compensation Program-Fixed Compensation and Annual Profit Share” above. These equity awards through the MEREP will vest and be released on the first day within a Macquarie staff trading window after July 1st following the second, third and fourth anniversary of the initial profit share allocation for Mr. Stewart and for Mr. Hooke’s profit share earned before 2011. Mr. Hooke’s profit share earned from 2011 will vest and be released on the first day within a Macquarie staff trading window after July 1st following the third, fourth and fifth anniversary of the initial profit share allocation.

Macquarie Capital Group Limited Loan

To facilitate Mr. Hooke’s alignment of interest with other MIC shareholders, on March 28, 2013, Macquarie Capital Group Limited, an Australian entity, provided Mr. Hooke a secured loan of AUD $650,000 with an initial interest rate of 3.0% with which Mr. Hooke purchased shares of MIC. On the same date, Mr. Hooke purchased 13,327 MIC shares from our Manager using the proceeds from this loan. On May 8, 2013, Mr. Hooke drew down an additional AUD $196,352 with an initial interest rate of 2.77%. Using the proceeds from this drawdown, on the same day, Mr. Hooke purchased an additional 3,419 MIC shares from the open market. On July 14, 2014, Mr. Hooke drew down an additional AUD $200,293 with an initial interest rate of 2.65%. Using the proceeds from this drawdown, on July 17, 2014, Mr. Hooke purchased an additional 2,830 MIC shares from the open market. On March 2, 2015, Mr. Hooke drew down an additional AUD $412,265 with an initial interest rate of 2.11%. Using the proceeds from this drawdown, on the same day, Mr. Hooke purchased an additional 4,000 MIC shares from the open market. The interest on the outstanding loans is reset quarterly. Mr. Hooke’s aggregate indebtedness in relation to these share purchases is secured by the amounts notionally invested in cash in the DPS Plan. On January 27, 2016, Mr. Hooke repaid a portion of the loan balance in the amount of AUD $200,000 from proceeds of the scheduled release of a previously retained amount under the DPS Plan.

To facilitate Mr. Weintraub’s alignment of interest with other MIC shareholders, on August 30, 2013, Macquarie Capital Group Limited provided Mr. Weintraub a secured loan of AUD $100,000 with an initial interest rate of 2.58% to be used to purchase MIC shares. The interest on the loan is reset quarterly. On the same date, Mr. Weintraub purchased 1,534 MIC shares from the open market using the proceeds from this loan. On March 27, 2014 and August 12, 2014, Mr. Weintraub made repayments of AUD $1,296 and AUD $2,155, respectively. On February 27, 2015 and August 31, 2015, Mr. Weintraub made repayments of AUD $512 and $7,024, respectively. The remaining balance of AUD $94,819 was fully repaid on February 15, 2016.

The interest rate on these loans was 1.99% per annum at March 31, 2016.

Post-Termination Compensation and Benefits

On May 20, 2015, Mr. Hooke executed his employment agreement with Macquarie Corporate Holdings Limited. The employment agreement provides that he holds the position of executive director. Mr. Hooke is assigned to Macquarie Holdings (USA) Inc. and is currently seconded to Macquarie Infrastructure Corporation as chief executive officer. Macquarie Holdings (USA) Inc. entered into an employment agreement with Mr. Stewart, which was accepted by Mr. Stewart on May 19, 2015. The employment agreement provides that he holds the position of associate director. Mr. Stewart is currently seconded to Macquarie Infrastructure Corporation as chief financial officer. Effective June 30, 2015, Mr. Weintraub resigned from his position as chief financial officer of our Company and remained employed by Macquarie through December 31, 2015. See “Executive Compensation — Employment Agreements” below for further discussions.

The employment agreements with our current named executive officers are ongoing and provide for termination of employment by Macquarie or the executive after giving four weeks’ notice for Mr. Hooke and two weeks’ notice for Mr. Stewart. Similarly, Mr. Weintraub’s employment agreement set forth a two week notice period. Macquarie sponsors a severance plan for U.S.-based staff that it believes is comparable to plans typically offered by U.S. employers. The MEREP, DPS Plan, NI Plan and Macquarie’s profit share arrangements also have specific provisions relating to termination events as described under “Executive Compensation — Potential Payments on Termination or Change in Control” below.

COMPENSATION COMMITTEE REPORT

Our compensation committee is composed of five independent directors. In addition, all members of the compensation committee are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code, as amended, and “non-employee directors” within the meaning of Section 16 of the Exchange Act. The responsibilities of the compensation committee include reviewing the Manager’s performance of its obligations under the management services agreement, reviewing the remuneration of the Manager, determining the compensation of the independent directors, granting rights to indemnification and reimbursement of expenses to the Manager and any seconded individuals and making recommendations to the board regarding the Company’s equity-based and incentive compensation plans, policies and programs. The compensation committee operates under a written charter adopted by the board, reflecting the NYSE rules for compensation committees in light of the Company’s external management structure. A copy of the charter is available on the Company’s website at www.macquarie.com/mic under “Investor Center/Governance.”

As described in the section “Director Compensation Fiscal Year 2015” in this proxy statement, our directors receive an annual cash retainer for serving on the board, fees for each committee meeting which they attend and an annual cash retainer for each committee they chair and for being lead independent director. In addition, independent directors are compensated with director share units that are granted under our 2014 Independent Directors’ Equity Plan and receive reimbursement for certain reasonable expenses related to their service as directors.

The compensation committee does not establish or review compensation policies with respect to our chief executive officer or chief financial officer since such individuals are employed by an affiliate of the Manager, and are seconded to the Company.

This report on executive compensation for 2015 is provided by the undersigned members of the compensation committee of the board.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management. Since the Company’s named executive officers are not employed or compensated by the Company, the Compensation Discussion and Analysis reflects a discussion of the compensation elements and objectives of the Macquarie Group rather than the Company. Based on this review and discussion, the compensation committee has recommended to the board, and the board has approved, the inclusion of the Compensation Discussion and Analysis in this Proxy Statement and its incorporation by reference into the Company’s annual report on Form 10-K for the year ended December 31, 2015.

Members of the Compensation Committee

William H. Webb, Chairman
Norman H. Brown, Jr.
George W. Carmany, III
H.E. (Jack) Lentz
Ouma Sananikone

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act or the Securities Act of 1933, as amended, or the Securities Act, except to the extent that we specifically incorporate it by reference in such filing.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation earned by our named executive officers during our fiscal years ended December 31, 2015, 2014 and 2013.

Name & Principal Position	Year	Salary ($)(3)	Bonus ($)(4)	Stock Awards ($)(5)	All Other Compensation ($)(6)	Total ($)
James Hooke – Chief Executive Officer	2015	400,000	7,300,000	1,045,287	142,495	8,887,782
	2014	400,000	3,000,000	673,736	241,011	4,314,747
	2013	400,000	2,723,048	536,747	73,777	3,733,572
Liam Stewart – Chief Financial Officer(1)	2015	235,000	287,528	97,921	12,942	633,391

Todd Weintraub – Former Chief Financial Officer(2)	2015	366,995	348,702	131,792	464,111	1,311,600
	2014	350,000	289,687	99,069	52,123	790,879
	2013	337,500	426,775	55,126	25,447	844,848

(1)	Mr. Stewart was appointed Chief Financial Officer effective June 30, 2015, although he joined Macquarie effective as of April 14, 2014. Compensation information for Mr. Stewart has been provided for the entire fiscal year ended December 31, 2015.
(2)	Mr. Weintraub resigned from his position as chief financial officer of our Company effective June 30, 2015 and remained employed by Macquarie through December 31, 2015. Compensation information above reflects all compensation received through December 31, 2015.
(3)	Salary amounts reflect salary earned from the period of January 1st to December 31st of each year. For Mr. Weintraub, the 2015 salary amount includes payment for accrued and unused vacation totaling $16,995.
(4)	Amounts represent profit share earned during the Macquarie Group’s fiscal years ended March 31, 2015, 2014 and 2013 and therefore reflect performance metrics and incentives through those dates and do not reflect subsequent performance. Bonus amounts for 2015, 2014 and 2013 reflect the cash portion of profit share allocations. For Mr. Hooke, bonus amounts for 2015 include $1,200,000 that was notionally invested in the DPS Plan in Macquarie managed funds. Mr. Hooke’s bonus amounts for 2014 and 2013 include $750,001 and $680,762, respectively, that was notionally invested in the DPS Plan in cash, which effectively cash-collateralizes a loan to Mr. Hooke to acquire shares of MIC.

For Mr. Hooke, the 2015 bonus amount also includes a deferred compensation payment of $2,500,000 awarded in 2015 and to be paid as profit share for Macquarie’s fiscal year ended March 31, 2017 in recognition of his past contributions and also as an incentive towards continued employment with Macquarie. The payment is conditional on Mr. Hooke’s abiding by the material terms and conditions of his employment and Macquarie’s determination that there have been no risk or compliance breaches by Mr. Hooke. When paid in 2017 as profit share, the amount will be subject to Macquarie’s retention arrangements in place at that time.

For Mr. Weintraub, the bonus amount for 2013 included $69,933 that was notionally invested in the NI Plan.

Bonus amounts for 2015, 2014 and 2013 do not include a portion of profit share that was retained and subsequently delivered in the form of Macquarie restricted share units through the MEREP.

(5)	Represents the grant date fair value of restricted share unit awards pursuant to the MEREP, computed in accordance with FASB ASC Topic 718, based on the closing price of Macquarie Group Limited shares (ASX:MQG) on the date of grant. The 2015, 2014 and 2013 MEREP awards were granted on July 6, 2015, June 25, 2014 and June 25, 2013, respectively, at a closing price of Macquarie Group Limited shares of AUD $81.70, AUD $59.80 and AUD $40.22, respectively. The 2015, 2014 and 2013 grant date value have been converted from Australian dollars to U.S. dollars using the Federal Reserve Bank noon buying rate effective on December 31, 2015 of $0.7286 to AUD $1.00, December 31, 2014 of $0.8173 to AUD $1.00 and December 31, 2013 of $0.8929 to AUD $1.00.

For Mr. Hooke, $1,200,000, $750,000 and $680,762 of his profit share was retained and invested in Macquarie restricted share units through the MEREP for 2015, 2014 and 2013, respectively. This equated to 17,560, 13,785 and 14,946 restricted share units for 2015, 2014 and 2013, respectively, with a grant date fair value of $1,045,287, $673,736 and $536,747, respectively.

For Mr. Stewart, $112,472 of his profit share was retained and invested in Macquarie restricted share units through the MEREP for 2015. This equated to 1,645 restricted share units for 2015 with a grant date fair value of $97,921.

For Mr. Weintraub, $151,298, $110,313 and $69,932 of his profit share was retained and invested in Macquarie restricted share units through the MEREP for 2015, 2014 and 2013, respectively. This equated to 2,214, 2,027 and 1,535 restricted share units for 2015, 2014 and 2013, respectively, with a grant date fair value of $131,792, $99,069 and $55,126, respectively.

These amounts represent profit share earned during the Macquarie fiscal years ended March 31, 2015, 2014 and 2013 and therefore reflect performance metrics and incentives through those dates and do not reflect subsequent performance. For further discussions on retained profit share and MEREP awards, see “Grants of Macquarie Restricted Share Units” below.

(6)	All other compensation represents dividends and distributions paid on the MEREP awards and the total value of employer-provided 401(k) contributions for the years ended December 31, 2015, 2014 and 2013. For 2015, 2014 and 2013, Mr. Hooke received ordinary dividends on Macquarie restricted shares through the MEREP of $131,895, $100,158 and $63,577, respectively. For 2015, Mr. Stewart received ordinary dividends on Macquarie restricted share units through the MEREP of $3,098. For 2015, 2014 and 2013, Mr. Weintraub received ordinary dividends on Macquarie restricted share units through the MEREP of $16,646, $16,795 and $15,247, respectively.

For Mr. Weintraub, all other compensation includes a separation payment in the amount of $69,962. All other compensation also includes the unvested portion of his MEREP awards, totaling 6,084 shares or $366,903, that became vested on December 31, 2015 at a share price of AUD $82.77.

During 2014, Messrs. Hooke and Weintraub, as MEREP participants, also received distributions of $130,453 and $24,928, respectively. These amounts represent the proceeds of the sale of certain securities that were distributed to all Macquarie Group shareholders.

Employer-provided 401(k) contributions for both Mr. Hooke and Mr. Weintraub were $10,600, $10,400 and $10,200 for 2015, 2014 and 2013, respectively. Employer-provided 401(k) contributions for Mr. Stewart were $9,844 for 2015.

Grants of Plan Based Awards in Fiscal Year 2015

The following table presents information on plan-based awards granted in fiscal year 2015 to the named executive officers in the Summary Compensation Table.

Name	Grant Date	Approval Date	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock Awards ($)(1)
James Hooke	July 6, 2015	May 7, 2015	17,560	1,045,287
Liam Stewart	July 6, 2015	May 7, 2015	1,645	97,921
Todd Weintraub	July 6, 2015	May 7, 2015	2,214	131,792

(1)	Amounts reflect 2015 profit share retained and granted in 2015 as MEREP awards in the form of restricted share units (converted from Australian dollars to U.S. dollars using the Federal Reserve Bank noon buying rate effective on December 31, 2015 of 0.7286 to AUD $1.00).

Grants of Macquarie Restricted Share Units

As discussed above, for fiscal years 2015, 2014 and 2013, amounts shown in the Summary Compensation Table include a portion of profit share that was retained and was subsequently delivered in the form of Macquarie restricted share units through the MEREP. Restricted share units representing the 2015, 2014 and 2013 retained profit share were granted on July 6, 2015, June 25, 2014 and June 25, 2013, respectively, for our named executive officers at a closing price per Macquarie share of AUD $81.70, AUD $59.80 and AUD $40.22, respectively. Upon vesting (as described below), the holding restriction will be removed and the employee will be able to withdraw these share units.

For Mr. Hooke, $1,200,000, $750,000 and $680,762 was retained in 2015, 2014 and 2013, respectively, and converted into Macquarie restricted share units through the MEREP. For 2015, this equated to 17,560 restricted share units awarded under the MEREP calculated using the average purchase price of MEREP awards purchased over the period from May 18, 2015 up to and including July 6, 2015 of AUD $80.68. These restricted share units vest, in accordance with the executive director vesting schedule, in three equal installments on the first day within a Macquarie staff trading window after July 1st of each year from 2018 to 2020. For 2014, this equated to 13,785 restricted share units awarded under the MEREP calculated using the average purchase price of MEREP awards purchased over the period from May 14, 2014 up to and including June 25, 2014 of AUD $59.56. These restricted share units vest in three equal installments on the first day within a Macquarie staff trading window after July 1st of each year from 2017 to 2019. For 2013, this equated to 14,946 restricted share units awarded under the MEREP calculated using the average purchase price of MEREP awards purchased over the period from May 13, 2013 up to and including June 25, 2013 of AUD $43.56. These restricted share units vest in three equal installments on the first day within a Macquarie staff trading window after July 1st of each year from 2016 to 2018.

For Mr. Stewart, $112,472 was retained in 2015 and converted into Macquarie restricted share units through the MEREP. For 2015, this equated to 1,645 restricted share units awarded under the MEREP calculated using the average purchase price of MEREP awards purchased over the period from May 18, 2015 up to and including July 6, 2015 of AUD $80.68. These restricted share units vest, in accordance with the associate director vesting schedule, in three equal installments on the first day within a Macquarie staff trading window after July 1st of each year from 2017 to 2019.

For Mr. Weintraub, $151,298, $110,313 and $69,932 was retained in 2015, 2014 and 2013, respectively, and converted into Macquarie restricted share units through the MEREP. For 2015, this equated to 2,214 restricted share units awarded under the MEREP calculated using the average purchase price of MEREP awards purchased over the period from May 18, 2015 up to and including July 6, 2015 of AUD $80.68. For 2014, this equated to 2,027 restricted share units awarded under the MEREP calculated using the average purchase price of MEREP awards purchased over the period from May 14, 2014 up to and including June 25, 2014 of AUD $59.56. For 2013, this equated to 1,535 restricted share units awarded under the MEREP calculated using the average purchase price of MEREP awards purchased over the period from May 13, 2013 up to and including June 25, 2013 of AUD $43.56. For Mr. Weintraub, the unvested portion of his MEREP awards, totaling 6,084 shares, became vested on December 31, 2015 at a share price of AUD $82.77.

Retained Cash Portion of Profit Share

See “Nonqualified Deferred Compensation in Fiscal Year 2015” below for further information regarding the retained cash portion of the profit share for both Mr. Hooke and Mr. Weintraub as of December 31, 2015.

Employment Agreements

Employment Agreement with James Hooke.  On May 20, 2015, Mr. Hooke executed his employment agreement with Macquarie Corporate Holdings Limited. The employment agreement provides that he holds the position of executive director. Mr. Hooke is assigned to Macquarie Holdings (USA) Inc. and is currently seconded to Macquarie Infrastructure Corporation as chief executive. Mr. Hooke’s annual base salary remained at $400,000 in 2015. The agreement also provides that Mr. Hooke is eligible to participate in Macquarie’s profit share arrangements, Macquarie’s 401(k) plan, and health and welfare plans, and will be eligible for four-weeks of vacation and sick and personal time as provided to other employees at his level. Mr. Hooke is also entitled to accrue long service leave, a benefit provided under the Australian regulatory regime providing for additional vacation based on length of service. In addition, Mr. Hooke is eligible to be reimbursed for reasonable and necessary out-of-pocket expenses incurred by him in connection with the performance of his duties and in accordance with Macquarie Holdings (USA) Inc.’s expense policy.

Employment Agreement with Liam Stewart.  Macquarie Holdings (USA) Inc. entered into an employment agreement with Mr. Stewart, which was accepted by Mr. Stewart on May 19, 2015. The employment agreement provides that he holds the position of associate director. Mr. Stewart is currently seconded to Macquarie Infrastructure Corporation as chief financial officer. Mr. Stewart’s annual base salary increased to $245,000 in 2015. The agreement also provides that Mr. Stewart is eligible to participate in Macquarie’s profit share arrangements, Macquarie’s 401(k) plan, and health and welfare plans, and will be eligible for four-weeks of vacation and holidays, sick and personal time as provided to other employees at his level. In addition, Mr. Stewart is eligible to be reimbursed for reasonable and necessary out-of-pocket expenses incurred by him in connection with the performance of his duties and in accordance with Macquarie Holdings (USA) Inc.’s expense policy.

See “Potential Payments on Termination or Change in Control” for further information regarding these employment agreements.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table sets forth a summary of all outstanding equity awards, consisting of Macquarie Group Limited shares, held by each of our named executive officers as of December 31, 2015.

In February 2014, Messrs. Hooke and Weintraub, as MEREP participants, received distributions of $130,453 and $24,928, respectively. These amounts represent the proceeds of the sale of certain securities that were distributed to all Macquarie Group shareholders. As part of this transaction, Macquarie Group shareholders approved a reduction of capital through a conversion of one Macquarie Group ordinary share into 0.9438 Macquarie Group ordinary shares.

The number of Macquarie Group ordinary shares presented below reflects such adjustment with respect to outstanding shares under the MEREP.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested at December 31, 2015 ($)(2)
James Hooke	Jun. 20, 2011	2,824	170,305
	Jun. 7, 2012	6,999	422,083
	Jun. 25, 2013	14,105	850,619
	Jun. 25, 2014	13,785	831,321
	Jul. 6, 2015	17,560	1,058,977
Liam Stewart	May 15, 2014 Jul. 6, 2015	437 1,645	26,354 99,204

(1)	The restricted share units that relate to the profit share vest on the first staff trading window after July 1st on the second, third and fourth anniversaries of the date of the initial profit share allocation for Mr. Stewart and on the third, fourth and fifth anniversaries of the date of the initial profit share allocations for Mr. Hooke. The restricted share units granted on June 25, 2013 relate to the 2013 profit share and vest in three equal installments on the first day within a Macquarie staff trading window after July 1st of 2016, 2017 and 2018 for Mr. Hooke. The restricted share units granted on May 15, 2014 relate to new director hire awards and vest in three equal installments on the first day within a Macquarie staff trading window after May 15th of 2016, 2017 and 2018 for Mr. Stewart. The restricted share units granted on June 25, 2014 relate to the 2014 profit share and vest in three equal installments on the first day within a Macquarie staff trading window after July 1st of 2017, 2018 and 2019 for Mr. Hooke. The restricted share units granted on June 6, 2015 relate to the 2015 profit share and vest in three equal installments on the first day within a Macquarie staff trading window after July 1st of 2017, 2018 and 2019 for Mr. Stewart and after July 1st of 2018, 2019 and 2020 for Mr. Hooke.
(2)	Market values of unvested restricted share units are based on a closing price of Macquarie Group Limited (ASX:MQG) of AUD $82.77 on December 31, 2015. Market values of unvested restricted share units have been converted from Australian dollars to U.S. dollars using the Federal Reserve Bank noon buying rate effective on December 31, 2015 of $0.7286 to AUD $1.00.

In 2015, Mr. Hooke, Mr. Stewart and Mr. Weintraub received ordinary dividends on Macquarie shares through the MEREP of AUD $2.00 (Final Dividend) for shares held on the Record Date of May 20, 2015 and AUD $1.60 (Interim Dividend) for shares held on the Record Date of November 11, 2015. This equated to $131,895, $3,098 and $16,646 for Mr. Hooke, Mr. Stewart and Mr. Weintraub, respectively.

Stock Vested in Fiscal Year 2015

The following table sets forth a summary of MEREP stock awards that vested in 2015 for Mr. Hooke and Mr. Weintraub.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(1)
James Hooke	6,321	375,347
Todd Weintraub(2)	8,451	507,458

(1)	On the vesting date, the share price of MEREP awards was AUD $81.50. The value of stock vested in the above table has been converted from Australian dollars to U.S. dollars using the Federal Reserve Bank noon buying rate effective on December 31, 2015 of $0.7286 to AUD $1.00.
(2)	For Mr. Weintraub, of the 8,451 shares vested, 6,084 became fully vested on December 31, 2015 at a share price of AUD $82.77.

Nonqualified Deferred Compensation in Fiscal Year 2015

The following table sets forth a summary of the profit share retained under the DPS Plan for Mr. Hooke and the NI Plan for Mr. Weintraub as of December 31, 2015.

Name	Plan	Registrant Contributions in 2015 ($)(1)	Aggregate Earnings in 2015 ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at December 31, 2015 ($)(4)
James Hooke	DPS Plan	1,200,000	109,079	203,275	2,322,626
Todd Weintraub	NI Plan	—	885	51,199	—

(1)	Consists of the portion of the amount reported in the bonus column of the Summary Compensation Table for the 2015 fiscal year that is deferred under the DPS Plan for Mr. Hooke.
(2)	With respect to the DPS Plan and NI Plan, amount represents notional earnings (losses) from January 1, 2015 to December 31, 2015 and the foreign exchange adjustment at December 31, 2015. The amounts have been converted from Australian dollars to U.S. dollars using the Federal Reserve Bank noon buying rate effective on December 31, 2014 of $0.7286 to AUD $1.00.
(3)	Mr. Weintraub’s unvested awards under the NI Plan were vested in the amount of $32,488 on December 31, 2015.
(4)	With respect to the DPS Plan and NI Plan, the amount has been converted from Australian dollars to U.S. dollars using the Federal Reserve Bank noon buying rate effective on December 31, 2015 of $0.7286 to AUD $1.00.

The compensation reported in the nonqualified deferred compensation table was deferred by Mr. Hooke and Mr. Weintraub pursuant to Macquarie’s profit share arrangements. Under the DPS Plan and the NI Plan, the value of the retained profit share for the period from the preceding July 1st to June 30th is determined based on total shareholder returns of the notional portfolio of Macquarie-managed funds selected by Macquarie assuming reinvestment of distributions and, therefore, takes into account both capital appreciation and distributions to shareholders. Notional earnings (losses) for the July 1 st to June 30th period are measured quarterly. The participant has no input into decisions regarding the notional portfolio selected. Any increases in value of the notional portfolio may be paid out in August each year at the discretion of Macquarie’s Executive Committee, or the BRC. If the notional investment of the amount retained under the DPS Plan and/or the NI Plan results in a notional loss, Macquarie will not make any payment or compensation in respect of the loss. This notional loss will be offset against notional income in the first instance and then against any future notional income until the loss is completely offset. Any notional loss may also be deducted from amounts retained under the DPS Plan and NI Plan at the discretion of the Macquarie Executive Committee or the BRC.

Profit share retained under the DPS Plan vests and is paid out in three equal installments: three, four and five years from the retention date. Profit share retained under the NI Plan vests and is paid out in three equal installments: two, three and four years from the retention date.

Potential Payments on Termination or Change in Control

For each of the named executive officers, there are no contracts, agreements, plans or arrangements that provide for payments upon a change of control of our Company.

Termination Provisions Under Employment Agreements

Under the terms of Mr. Hooke’s employment agreement with Macquarie Corporate Holdings Limited, executed on May 20, 2015, Mr. Hooke will provide Macquarie with four weeks’ notice if he voluntarily resigns. Macquarie will provide Mr. Hooke four weeks’ notice of any termination (although the employer may make payments to him in lieu of such notice), subject to certain exclusions including misconduct, dishonesty, harm to reputation of the employer or Macquarie, inappropriate workplace behavior, inability to comply with conditions of employment and/or any other reason justifying termination without notice. The period between such notice and termination of employment is referred to as the “notice period.” During the notice period, Mr. Hooke will be entitled to continue to receive his salary and contributions to the group medical, dental, vision, life and disability plans. Upon termination, Mr. Hooke will be entitled to payment of any accrued but unpaid vacation time. During the notice period, Macquarie has the discretion to direct Mr. Hooke not to do any work or contact any customers or clients for a period up to the date of his termination or resignation. During this notice period, Mr. Hooke will continue to be employed by Macquarie and must not engage or prepare to engage in any business activity that is the same or similar to the business he was undertaking with his employer. Mr. Hooke is also entitled to severance under Macquarie’s severance plan discussed below.

Under the terms of Mr. Stewart’s employment agreement with Macquarie Holdings (USA) Inc., accepted on May 19, 2015, Mr. Stewart will provide Macquarie with two weeks’ notice if he voluntarily resigns and Macquarie will provide Mr. Stewart two weeks’ notice of any termination for any reason other than for “cause,” as defined in the agreement. The period between such notice and termination of employment is referred to as the “notice period.” During the notice period, Mr. Stewart will be entitled to continue to receive his salary and contributions to the group medical, dental, vision, life and disability plans. Upon termination, Mr. Stewart will be entitled to payment of any accrued but unpaid vacation time. Macquarie may, in its discretion, alter Mr. Stewart’s duties or place him on paid leave of absence during the notice period. In addition, Mr. Stewart may not engage in any other business activity during his employment or the notice period. Mr. Stewart is also entitled to severance under Macquarie’s severance plan discussed below.

The employment agreements provide that both Mr. Hooke and Mr. Stewart are subject to a confidentiality restrictive covenant for an unlimited duration. The employment agreements also provide that Mr. Hooke and Mr. Stewart are subject to a non-solicitation restrictive covenant of employees and clients during their employment and for a six-month period thereafter. In addition, the employment agreements provide that Mr. Hooke and Mr. Stewart are subject to a non-competition restrictive covenant during their employment and for a three-month period thereafter should Macquarie elect to enforce such period. In the event that Macquarie elects to enforce the three-month period post-termination against Mr. Hooke, Macquarie would pay an amount equal to the base salary, less any applicable deductions, he would have received had he been employed during such period. In the event that Macquarie elects to enforce the three-month period post termination against Mr. Stewart, Macquarie would pay an amount equal to the base salary and the value of medical benefits elected at the time of notice that he would have received, less any applicable deductions, he would have received had he been employed during such period.

Macquarie’s Severance Plan

Under Macquarie’s severance plans applicable to Mr. Hooke and Mr. Stewart, if an employee is terminated by Macquarie for reasons other than for cause, retirement and voluntary resignation, including job abandonment, death or disability (as defined in the plan), the employee would be entitled to severance payments equal to four weeks’ base salary for the first year of employment plus three weeks’ base salary for each year thereafter, and pro rata payments for each complete month within any portion of a year.

Profit Share Arrangement

The DPS Plan and the MEREP rules give Macquarie the discretion to fully vest retention on termination. The BRC or the Executive Committee under delegation from the board may consider exercising this discretion where, for example, a staff member’s employment ends on the grounds of redundancy, disability, serious ill-health or in other limited exceptional circumstances, such as the business efficacy reasons. In all other cases, retention is forfeited on leaving Macquarie.

Payments Upon Resignation or Termination

If, as of December 31, 2015, Mr. Hooke and Mr. Stewart’s employment had been terminated without cause, they would have been entitled to a severance payment of $198,077 and $28,269, respectively, under the Macquarie severance plan described above, in addition to accrued and unpaid vacation time, including any applicable long service leave benefit for Mr. Hooke. They may also receive unvested retained profit share amounts, subject to the discretions. Mr. Hooke and Mr. Stewart would not be entitled to any severance in the event of death or serious incapacitation, subject to discretions being exercised in relation to their retained profit share amounts. No amounts would have been payable in the event of their resignation or termination for cause.

Mr. Weintraub resigned his position as chief financial officer of our Company effective June 30, 2015 and remained employed by Macquarie through December 31, 2015. In exchange for and following the execution of his separation agreement, Mr. Weintraub received (i) a separation payment in the amount of $69,962; (ii) acceleration of vesting of the amount held in the NI Plan totaling $32,488; and (iii) acceleration of vesting of the unvested portion of his MEREP awards totaling 6,084 shares, or $366,903, at a share price of AUD $82.77. Currently, Mr. Weintraub serves as a member of the board of directors of our IMTT and Atlantic Aviation subsidiaries, and receives $25,000 per year for his service on each such board.

Prior to his separation, Mr. Weintraub’s employment agreement with Macquarie Holdings (USA) Inc., executed on May 26, 2010 set forth that he would provide Macquarie with two weeks’ notice if he voluntarily resigns and Macquarie would provide Mr. Weintraub two weeks’ notice of any termination for any reason other than for “cause,” as defined in the agreement. The period between such notice and termination of employment was referred to as the “notice period.” During the notice period, Mr. Weintraub was entitled to continue to receive his salary and contributions to the group medical, dental, vision, life and disability plans. Upon termination, Mr. Weintraub was entitled to payment of any accrued but unpaid vacation time. Macquarie could, in its discretion, alter Mr. Weintraub’s duties or place him on paid leave of absence during the notice period. In addition, Mr. Weintraub could not engage in any other business activity during his employment or the notice period.

Under Macquarie’s severance plan applicable to U.S.-based staff; if Mr. Weintraub was terminated by Macquarie for reasons other than for cause, retirement and voluntary resignation, including job abandonment, death or disability (as defined in the plan), he was entitled to severance payments equal to four weeks’ base salary for the first year of employment plus three weeks’ base salary for each year thereafter, and pro rata payments for each complete month within any portion of a year.

SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of common stock by each person who is known to us to be the beneficial owner of more than five percent of the outstanding shares at April 1, 2016, and each of our directors and named executive officers and our directors and named executive officers as a group as of April 1, 2016, based on 80,257,596 shares of common stock issued and outstanding. All holders of common stock are entitled to one vote per share on all matters submitted to a vote of holders of shares of common stock. The voting rights attached to shares held by our directors, named executive officers or major shareholders do not differ from those that attach to shares held by any other holder. Under Rule 13d-3 of the Exchange Act, “beneficial ownership” includes shares for which the individual, directly or indirectly, has voting power, meaning the power to control voting decisions, or investment power, meaning the power to cause the sale of the shares, whether or not the shares are held for the individual’s benefit.

	Amount and Nature of Beneficial Ownership (Number of Shares)
Name and Address of Beneficial Owner	Shares of Common Stock	Right to Acquire Shares Within 60 Days		Total	Percent of Shares Outstanding
5% Beneficial Owners
Macquarie Infrastructure Management (USA) Inc.(1)	5,742,002	—		5,742,002	7.2%
The Vanguard Group(2)	4,790,230	—		4,790,230	6.0%
MSDC Management, L.P.(3)	4,104,007	—		4,104,007	5.1%
Morgan Stanley(4)	4,056,540	—		4,056,540	5.1%
Directors(5)
Martin Stanley(6)	5,743,552	—		5,743,552	7.2%
Norman H. Brown, Jr.	49,338	1,732	(7)	51,070	*
George W. Carmany, III	40,357	1,732	(7)	42,089	*
H.E. (Jack) Lentz	19,848	1,732	(7)	21,580	*
Ouma Sananikone	5,982	1,732	(7)	7,714	*
William H. Webb	94,617	1,732	(7)	96,349	*
Named Executive Officers(5)
James Hooke	58,576	—		58,576	*
Liam Stewart	281	—		281	*
All Directors and Executive Officers as a Group	6,012,551	8,660		6,021,211	7.5%

*	Less than 1%.
(1)	The address of our Manager is 125 West 55th Street, New York, NY 10019. Based on a report on Schedule 13D/A filed on June 9, 2015, as updated by subsequent Form 4s filed on June 17, 2015, July 17, 2015, August 31, 2015, September 21, 2015, October 30, 2015, November 24, 2015, December 18, 2015, January 28, 2016, February 24, 2016 and March 21, 2016, respectively, Macquarie Infrastructure Management (USA) Inc. has shared dispositive power with respect to 5,739,552 shares with Macquarie Group Limited. Macquarie Group Limited also holds shared dispositive power with respect to 2,450 shares reflected in the column entitled “Shares Representing Shared Voting and Investment Power.” These shares are held through its subsidiary Macquarie Group Services Australia Pty Limited to hedge potential payments under its DPS Plan and over which Macquarie Group Services Australia Pty Limited has shared dispositive power with Macquarie.
(2)	Based on a report on Schedule 13G filed on February 10, 2016, The Vanguard Group has shared voting power with respect to 3,700 shares, shared dispositive power with respect to 51,602 shares, sole voting power with respect to 52,402 shares and sole dispositive power with respect to 4,738,628 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)	Based on a report on Schedule 13G/A filed on February 17, 2015, MSDC Management, L.P., the investment manager of MSD Torchlight Partners, L.P. and MSD Energy Partners, L.P., has shared voting and dispositive power with respect to 4,104,007 shares and sole voting and dispositive power over no shares. MSD Torchlight Partners, L.P. has shared voting and dispositive power with respect to 3,094,964 shares and sole voting and dispositive power over no shares. MSD Energy Partners, L.P. has shared voting and dispositive power with respect to 1,009,043 shares and sole voting and dispositive power over no shares. Each of MSD Torchlight Partners, L.P. and MSD Energy Partners, L.P. is the direct owner of the underlying securities. The address of MSDC Management, L.P., MSD Torchlight Partners, L.P. and MSD Energy Partners, L.P. is 645 Fifth Avenue, 21st Floor, New York, New York 10022.
(4)	Based on a report on Schedule 13G filed on January 29, 2016, Morgan Stanley has shared voting power with respect to 311,466 shares, shared dispositive power with respect to 4,056,540 shares, sole voting power with respect to 3,731,361 shares and sole dispositive power over no shares. The address of Morgan Stanley is 1585 Broadway, New York, New York 10036.
(5)	The address of each director and named executive officer is c/o Macquarie Infrastructure Corporation, 125 West 55th Street, New York, New York 10019.
(6)	Includes 5,739,552 shares held by the Manager as to which Mr. Stanley disclaims beneficial ownership. Mr. Stanley serves as Chairman of the Macquarie Group’s Macquarie Infrastructure and Real Assets division, of which the Manager constitutes a part.
(7)	Consists of shares which the independent directors have a right, as of May 17, 2016, to acquire through the 2014 Independent Directors’ Equity Plan.

AUDIT COMMITTEE REPORT

Our audit committee is composed of five independent directors, all of whom are financially literate. In addition, the board has determined that each of Mr. Brown, an independent director and the chairman of the audit committee, and Mr. Carmany, an independent director, qualify as audit committee financial experts as defined by the SEC. The audit committee operates under a written charter, which reflects NYSE listing standards and Sarbanes-Oxley Act requirements regarding audit committees. A copy of the charter is available on the Company’s website at www.macquarie.com/mic under “Investor Center/Governance.”

The audit committee’s primary role is to assist the board in fulfilling its responsibility for oversight of (1) the quality and integrity of the consolidated financial statements and related disclosures, (2) compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications, independence and performance and (4) the performance of our internal audit and control functions.

Management is responsible for the preparation of the financial statements, the financial reporting process and the system of internal controls. The independent auditors are responsible for performing an audit of the financial statements in accordance with auditing standards generally accepted in the United States, and issuing an opinion as to the conformity of those audited financial statements to U.S. generally accepted accounting principles. The audit committee monitors and oversees these processes.

The audit committee has adopted a policy designed to ensure proper oversight of our independent auditor. Under the policy, the audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing any other audit review (including resolution of disagreements among management, the Manager, and the auditor regarding financial reporting), or attestation services. In addition, the audit committee is responsible for pre-approving any non-audit services provided by the Company’s independent auditors. The audit committee’s charter also ensures that the independent auditor discusses with the audit committee important issues such as internal controls, critical accounting policies, any instances of fraud and the consistency and appropriateness of our accounting policies and practices.

The audit committee has reviewed and discussed with management and KPMG LLP, the independent auditor, the audited financial statements as of and for the year ended December 31, 2015. The audit committee has also discussed with KPMG LLP the matters required to be discussed by the Statement on Auditing Standards No. 16 (Communications with Audit Committees) adopted by the Public Company Accounting Oversight Board (PCAOB). In addition, the audit committee has received from the independent auditor the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the audit committee concerning independence, and the audit committee has discussed with the independent auditor its independence from the Company and management. The audit committee also considered whether the non-audit services provided by KPMG LLP to us during 2015 were compatible with its independence as auditor.

Based on these reviews and discussions, the audit committee has recommended to the board, and the board has approved, the inclusion of the audited financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2015.

Members of the Audit Committee

Norman H. Brown, Jr., Chairman
George W. Carmany, III
H.E. (Jack) Lentz
William H. Webb
Ouma Sananikone

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions Policies

Our board recognizes that related party transactions present a heightened risk of conflicts of interest and therefore has adopted internal policies and protocols to be followed in connection with related party transactions.

The Company’s audit committee is required to approve all related party transactions, including those involving Macquarie Group entities and vehicles managed by the Macquarie Group, regardless of the dollar amount of the transaction. The protocol applies to all transactions involving the Company or any of its subsidiaries in which a Macquarie Group entity may receive a financial benefit.

In approving related party transactions, the audit committee determines whether each such transaction referred to the committee is on arm’s-length terms or better. The audit committee is authorized to request and review any factual information to enable them to determine whether a related party transaction is on arm’s-length terms. This information may take the form of benchmarks comparing the terms of the proposed transaction to similar transactions involving unrelated parties or external fairness opinions.

Under the guidance of the audit committee, the Company’s chief executive officer and chief financial officer are responsible for managing any benchmarking or review process conducted in accordance with the protocol, in consultation with the Company’s general counsel. The Company’s general counsel is responsible for ensuring overall compliance with the protocol, including ensuring that related party transactions covered by the protocol are referred to the audit committee for approval, and for reporting such transactions at regular meetings of the Company’s board of directors. The Company’s risk and compliance manager is responsible for monitoring compliance with the protocol and educating all Company employees, including those seconded by our Manager, about the protocol.

Our board has also adopted a written policy pursuant to which it has pre-approved certain types of transactions with related parties assuming certain conditions are met. The pre-approval policy permits foreign exchange, interest rate hedge and other routine financial transactions (such as the establishment of bank, brokerage and custodial accounts) for which the terms provided by the related party are equal or more favorable to us than those quoted by unaffiliated counterparties. All pre-approved transactions are included as a standing item in reports to the Company’s board at regular meetings of the board.

Our Relationship With the Macquarie Group

Prior to our initial public offering, we were a member of the Macquarie Group of companies. Macquarie Infrastructure Management (USA) Inc., our Manager, is a part of the Macquarie Group. From time to time, we have entered into, and in the future we may enter into, transactions and relationships involving the Macquarie Group, including those with Macquarie Group Limited, its affiliates, or vehicles managed by the Macquarie Group. As discussed above, our audit committee is required to approve all related party transactions, including those involving the Macquarie Group, except for those pre-approved by our board. Our chairman and chief executive officer also serve as directors without compensation for affiliates of our Manager within the Macquarie Group.

Contractual Arrangements With Our Manager

Our Manager’s Investment in the Company and Registration Rights

At March 31, 2016 and December 31, 2015, the Manager held 5,739,552 shares and 5,506,369 shares, respectively, of the common stock of the Company. Pursuant to the terms of the management services agreement, or Management Agreement, the Manager may sell these shares, at any time. Under the Management Agreement, our Manager, at its option, may reinvest performance fees and base management fees in shares of our Company.

We entered into a registration rights agreement with our Manager under which we agreed to file a shelf registration statement under the Securities Act relating to the resale of shares owned by our Manager. In addition, our Manager may also require us to include its shares in future registered offerings that we conduct, subject to cutback at the option of the underwriters of any such offering.

Since 2014, we had paid our Manager cash dividends on shares held for the following periods:

Declared	Period Covered	$ per Share	Record Date	Payable Date	Cash Paid to Manager (in thousands)
February 18, 2016	Fourth quarter 2015	$1.15	March 3, 2016	March 8, 2016	$6,510
October 29, 2015	Third quarter 2015	$1.13	November 13, 2015	November 18, 2015	$6,052
July 30, 2015	Second quarter 2015	$1.11	August 13, 2015	August 18, 2015	$5,693
April 30, 2015	First quarter 2015	$1.07	May 14, 2015	May 19, 2015	$7,281
February 17, 2015	Fourth quarter 2014	$1.02	March 2, 2015	March 5, 2015	$4,905
October 27, 2014	Third quarter 2014	$0.98	November 10, 2014	November 13, 2014	$4,438
July 3, 2014	Second quarter 2014	$0.95	August 11, 2014	August 14, 2014	$3,402
April 28, 2014	First quarter 2014	$0.9375	May 12, 2014	May 15, 2014	$3,180
February 18, 2014	Fourth quarter 2013	$0.9125	March 3, 2014	March 6, 2014	$2,945

Management Services Agreement

Management and Fees. At the closing of our initial public offering, we entered into a management services agreement, or Management Agreement, pursuant to which our Manager manages the day-to-day operations and oversees the management teams of our operating businesses. In addition, our Manager, as sole holder of our special stock, has the right to elect the chairman of our board, subject to minimum equity ownership, and to assign, or second, to us, two of its employees to serve as chief executive officer and chief financial officer and seconds or makes other personnel available as required. The board member elected by the Manager does not receive any compensation (other than out-of-pocket expenses) and does not have any special voting rights.

In accordance with the Management Agreement, our Manager is entitled to a base management fee based primarily on our Company’s market capitalization, and potentially a performance fee, based on the performance of our Company’s stock relative to a U.S. utilities index. For the quarter ended March 31, 2016 and year ended December 31, 2015, we incurred base management fees of $14.8 million and $70.6 million, respectively. For the year ended December 31, 2015, we incurred performance fees of $284.4 million. For the quarter ended March 31, 2016, we did not incur any performance fees.

The unpaid portion of the base management fees and performance fees, if any, at the end of each reporting period is included in due to Manager-related party in the consolidated balance sheets. The following table shows the Manager’s election to reinvest its base management fees and performance fees, if any, in additional shares during 2015, except as noted:

Period	Base Management Fee Amount ($ in thousands)	Performance Fee Amount ($ in thousands)	Shares Issued
Fourth quarter 2015	$17,009	$—	227,733
Third quarter 2015	18,118	—	226,914
Second quarter 2015	18,918	135,641	223,827	(1)
First quarter 2015	16,545	148,728	2,068,038

(1)	In July 2015, our Board requested, and our Manager agreed, that $67.8 million of the performance fee for the quarter ended June 30, 2015 be settled in cash in July 2015 to minimize dilution. The remaining $67.8 million obligation was deferred until July 2016. At July 2016, our Board will consider whether the remaining obligation may be settled in cash or shares, or a combination thereof.

Our Manager is not entitled to any other compensation and all costs incurred by our Manager, including compensation of seconded staff, are paid by our Manager out of its base management fee. However, we are responsible for other direct costs including, but not limited to, expenses incurred in the administration or management of our businesses, income taxes, audit and legal fees, acquisitions and dispositions and its compliance with applicable laws and regulations. During the quarter ended March 31, 2016 and year ended December 31, 2015, our Manager charged us $71,000 and $533,000, respectively, for reimbursement of out-of-pocket expenses. The unpaid portion of the out-of-pocket expenses at the end of the reporting period is included in due to Manager-related party in our consolidated balance sheet.

On May 21, 2015, to give effect to the Conversion, we entered into a Third Amended and Restated Management Services Agreement (the Third Amended Agreement), among our Company, MIC Ohana Corporation and our Manager. Concurrently with the Conversion, our Manager was issued 100 shares of a new series of special stock of our Company in order to induce our Manager to enter into the Third Amended Agreement. The sole purpose for the issuance of shares of special stock to our Manager was to preserve our Manager’s existing right to appoint one director who served as the chairman of the board of directors of MIC pursuant to the terms of MIC’s operating agreement, which right would otherwise have been lost upon consummation of the Conversion. Following the Conversion and the issuance of special stock, our Manager’s right to elect one director who serves as chairman remains the same as was in effect prior to the Conversion. We did not grant any additional rights to our Manager through the special stock issuance. On May 21, 2015, we entered into an amended and restated registration rights agreement with our Manager to give effect to the Conversion.

Acquisition Opportunities.  Under the terms of the Management Agreement, our Manager has exclusive responsibility for reviewing and making recommendations to the board with respect to acquisition opportunities and dispositions. In the event that an opportunity is not originated by our Manager, our board must seek a recommendation from our Manager prior to making a decision concerning any acquisition or disposition. Our Manager and its affiliates refer to our board of directors any acquisition opportunities in accordance with the U.S. acquisition priorities below that are made available to the Macquarie Infrastructure and Real Assets division of the Macquarie Group unless our chief executive officer determines that such opportunity does not meet our acquisition criteria adopted by our board of directors. To the extent Macquarie Group entities outside the Macquarie Infrastructure and Real Assets division develop or become aware of acquisition opportunities, they are not obligated to offer us these opportunities.

Pursuant to our Management Agreement, we have first priority ahead of all current and future entities managed by our Manager or by members of the Macquarie Group within the Macquarie Infrastructure and Real Assets division in each of the following acquisition opportunities that are within the United States:

•	airport fixed base operations;
•	airport parking;
•	district energy; and
•	“user pays”, contracted and regulated assets (as defined below) that represent an investment of greater than AUD $40.0 million.

“User pays” assets mean businesses that are transportation-related and derive a majority of their revenues from a per use fee or charge.

Contracted assets mean businesses that derive a majority of their revenues from long-term contracts with other businesses or governments.

Regulated assets mean businesses that are the sole or predominant providers of at least one essential service in their service areas and where the level of revenue earned or charges imposed are regulated by government entities.

We have first priority ahead of all current and future entities managed by our Manager or any Manager affiliate in all investment opportunities originated by a party other than our Manager or any Manager affiliate where such party offers the opportunity exclusively to us and not to any other entity managed by our Manager or any Manager affiliate within the Macquarie Infrastructure and Real Assets division.

Preferred Financial Advisor.  Affiliates of the Macquarie Group, including Macquarie Capital (USA) Inc., or MCUSA, have preferred provider status in respect of any financial advisory services to be contracted for by us. If we contract with MCUSA for such services, such contracts will be based on market terms and subject to approval by our audit committee. Any fees payable to MCUSA for such financial advisory services are in addition to fees paid under the Management Agreement. The use of MCUSA does not preclude our use of similar services provided by any third party vendors, and we have used other advisors from time to time.

Other Services from the Macquarie Group

We utilize the resources of the Macquarie Group with respect to a range of advisory, procurement, insurance, hedging, lending and other services. Engagements involving members of the Macquarie Group are reviewed and approved by the Audit Committee of our Board of Directors. Macquarie Group affiliates are engaged on an arm’s length basis and frequently as a member of syndicate of providers whose other members establish the terms of the interaction.

Advisory Services

The Macquarie Group, and wholly-owned subsidiaries within the Macquarie Group, including Macquarie Bank Limited (MBL) and Macquarie Capital (USA) Inc. (MCUSA) have provided various advisory and other services and incurred expenses in connection with the Company’s equity raising activities, acquisitions and debt structuring for our Company and our businesses. Underwriting fees are recorded in stockholders’ equity as a direct cost of equity offerings. Advisory fees and out-of-pocket expenses relating to acquisitions are expensed as incurred. Debt arranging fees are deferred and amortized over the term of the credit facility.

On June 24, 2015, we commenced an At-the-Market (ATM) program where we may offer and sell shares of our common stock, par value $0.001 per share, from time to time having an aggregate gross offering price of up to $400.0 million. These sales, if any, will be made pursuant to the terms of an equity distribution agreement entered into between us and the sales agents, with MCUSA being one of the sales agents. Under the terms of the equity distribution agreement, we may also sell shares to any sales agent as principal for its own account at a price agreed upon at the time of the sale. For the quarter ended March 31, 2016 and year ended December 31, 2015, we did not engage MCUSA for such activities.

In March 2015, we completed an underwritten public offering of 6,109,375 shares. In this offering, MCUSA served as a joint book-running manager and an underwriter and received $2.3 million from us for such services.

Long-Term Debt and Derivatives

On April 1, 2015, in conjunction with the acquisition of Bayonne Energy Center (BEC), we assumed the existing revolving credit facility, of which $7.5 million was committed by MIHI LLC, an entity within the Macquarie Group. We also assumed interest rate swap contracts of which MBL was one of its counterparties. During the year ended December 31, 2015, we incurred and paid $8,000 in commitment fees to MIHI LLC for its portion of the revolving credit facility and paid $396,000 to MBL for interest in connection with the interest rate swap settlements. In connection with the repayment of the outstanding balance on BEC’s debt facilities, we paid $4.8 million in interest rate swap breakage fees associated with the termination of out-of-the money interest rate swap contracts to MBL.

Atlantic Aviation’s $70.0 million revolving credit facility is provided by various financial institutions, including MBL which provides $15.7 million. At March 31, 2016 and December 31, 2015, the revolving credit facility remained undrawn. For the quarter ended March 31, 2016 and year ended December 31, 2015, Atlantic Aviation incurred $29,000 and $114,000, respectively, in commitment fees related to MBL’s portion of the revolving credit facility.

In July 2014, we entered into a credit agreement at the holding company that provides a five-year, $250.0 million senior secured first lien revolving credit facility, of which $50.0 million is committed by MIHI LLC. We increased the aggregate commitments under our revolving credit facility from $250.0 million to $410.0 million with all terms remaining the same during the year ended December 31, 2015. MIHI LLC’s commitment of $50.0 million remained unchanged.

During the quarter ended March 31, 2016 and year ended December 31, 2015, we paid $6,000 and $113,000, respectively, in interest related to MIHI LLC’s portion of the amounts drawn on the MIC revolving credit facility. For the quarter ended March 31, 2016 and year ended December 31, 2015, we incurred $34,000 and $123,000, respectively, in commitment fees related to MIHI LLC’s portion of the revolving credit facility. We had $35,000 payable in accrued interest at March 31, 2016 and December 31, 2015 in the consolidated balance sheets. During the year ended December 31, 2015, we also incurred and paid $1,000 in LIBOR break fees to MIHI LLC for early repayment of the revolving credit facility.

Other Transactions

Macquarie, through the Macquarie Insurance Facility (MIF), has an aggregated insurance buying program. By combining the insurance premiums of Macquarie owned and managed funds, MIF has been able to deliver very competitive terms to businesses that participate in the facility. MIF earns a commission from the insurers. No payments were made to MIF during the quarter ended March 31, 2016 and year ended December 31, 2015. During the quarter ended March 31, 2016, we renewed our Directors and Officers liability insurance utilizing several of the MIF insurers.

IMTT, Atlantic Aviation, Contracted Power and Energy and Hawaii Gas, our subsidiaries, purchase and renew property and casualty insurance coverage on an ongoing basis from insurance underwriters who then pay commissions to MIF. For the quarter ended March 31, 2016 and year ended December 31, 2015, no payments were made directly to MIF for property and casualty insurance.

During 2015, Hawaii Gas appointed an independent director who is the chief executive officer of one of its syndicate of lenders on its $80.0 million term loan debt facility and its $60.0 million revolving credit facility, which were both refinanced in February 2016. Of the $80.0 million term loan debt facility, the portion committed by this lender changed from the original $11.4 million to $8.6 million. For the quarter ended March 31, 2016 and since the director appointment through December 31, 2015, the business incurred $60,000 and $146,000, respectively, of interest expense on the term loan debt facility.

Of the $60.0 million revolving credit facility, the portion committed by this lender changed from the original $8.6 million to $6.4 million. For the quarter ended March 31, 2016 and since the director appointment through December 31, 2015, the business incurred $4,000 and $10,000, respectively, of commitment fees on the revolving credit facility. As part of the refinancing, Hawaii Gas paid $32,000 in deferred financing fees to this lender during the quarter ended March 31, 2016. The business had $11,000 and $6,000 payable to this lender for accrued interest at March 31, 2016 and December 31, 2015, respectively. In addition, at March 31, 2016 and December 31, 2015, the business held $100,000 in cash with this bank.

Macquarie Energy North America Trading, Inc., an indirect subsidiary of Macquarie Group Limited, entered into contracts with IMTT to lease a total of 154,000 barrels of capacity during the quarter ended June 30, 2015, of which the contract for 56,000 barrels expired within the same quarter. During the quarter ended March 31, 2016, MENAT entered into additional contracts with IMTT to lease an additional 823,000 barrels of capacity. At March 31, 2016, a total capacity of 921,000 barrels were leased to MENAT. The revenue recognized pursuant to these agreements during the quarter ended March 31, 2016 and year ended December 31, 2015 was approximately $1.2 million and $565,000, respectively. At March 31, 2016, IMTT had approximately $45,000 recorded in accounts receivable in the consolidated balance sheet.

During the quarter ended March 31, 2015, Macquarie Capital Markets Canada Ltd, an indirect subsidiary of Macquarie Group Limited, used Atlantic Aviation’s charter jet business and incurred $18,000 for this service. This amount was subsequently collected by Atlantic Aviation.

Atlantic Aviation entered into a copiers lease agreement with Macquarie Equipment Finance (MEF), an indirect subsidiary of Macquarie Group Limited. For the year ended December 31, 2015, Atlantic Aviation incurred $2,000 in lease expense on these copiers. As of March 31, 2015, the contract with MEF expired and there were no amounts due to MEF.

Hawaii Gas entered into licensing agreements with Utility Service Partners, Inc. and America’s Water Heater Rentals, LLC, both indirect subsidiaries of Macquarie Group Limited, to enable these entities to offer products and services to Hawaii Gas’s customer base. No payments were made under these arrangements during the quarter ended March 31, 2016 and year ended December 31, 2015.

In addition, we and several of our subsidiaries have entered into a licensing agreement with the Macquarie Group related to the use of the Macquarie name and trademark. The Macquarie Group does not charge us any fees for this license.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Manager and our directors and officers, and persons who beneficially own more than ten percent of our shares, to file initial reports of ownership and reports of changes in ownership of our shares and our other equity securities with the Securities and Exchange Commission. Based solely on our review of copies of such reports and on written representations from such reporting persons, we believe that in 2015 all such reporting persons filed the required reports on a timely basis, except for one late Form 4 filing for Macquarie Infrastructure Management (USA), Inc. (reporting one transaction).

SHAREHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING OF SHAREHOLDERS

To be considered for inclusion in our proxy statement for the 2017 Annual Meeting of Shareholders, shareholder proposals must be received by the Company no later than November 29, 2016. In order to be included in Company sponsored proxy materials, shareholder proposals will need to comply with the requirements of Rule 14a-8 promulgated under the Exchange Act. If you do not comply with Rule 14a-8, we will not be required to include the proposal in the proxy statement and the proxy card we will mail to shareholders.

Pursuant to the bylaws and applicable SEC rules and regulations, no shareholder proposals (other than proposals included in our proxy statement in accordance with Rule 14a-8) may be presented for action at the 2017 Annual Meeting of Shareholders unless a shareholder has given timely notice of the proposal in writing to the Secretary. To be timely, a shareholder’s notice is required to be delivered to the Secretary not earlier than December 19, 2016 (150 days prior to May 18, 2017, the one year anniversary of the 2016 Annual Meeting) or later than January 18, 2017 (120 days prior to May 18, 2017). The notice must contain the information required by the bylaws. The foregoing provisions of the bylaws do not affect a shareholder’s ability to request inclusion of a proposal in our proxy statement in accordance with Rule 14a-8 and referred to above. A proxy may confer discretionary authority to vote on any proposal at a meeting if we do not receive notice of the proposal within the foregoing time frames. Shareholder proposals should be sent to:

Macquarie Infrastructure Corporation
125 West 55th Street
New York, New York 10019
United States of America
Attention: General Counsel and Secretary

UNITED STATES SECURITIES AND EXCHANGE COMMISSION REPORTS

Copies of this proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the SEC, are available to shareholders free of charge on our website at www.macquarie.com/mic under “Investor Center/Reports and Presentations” or by writing to us at 125 West 55th Street, New York, New York 10019, United States of America, Attention: Investor Relations.

OTHER MATTERS

We know of no other business that will be brought before the 2016 Annual Meeting. If any other matter or any proposal should be properly presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such proposal at their discretion and in accordance with their best judgment.

By order of the board of directors,

Michael Kernan
General Counsel and Secretary

April 1, 2016

Annex A

MACQUARIE INFRASTRUCTURE CORPORATION

2016 OMNIBUS EMPLOYEE INCENTIVE PLAN

Page
3.19 No Third Party Beneficiaries	A-18
3.20 Successors and Assigns of the Company	A-18
3.21 Waiver of Jury Trial	A-18
3.22 Date of Adoption, Approval of Shareholders and Effective Date	A-18

MACQUARIE INFRASTRUCTURE CORPORATION
2016 OMNIBUS EMPLOYEE INCENTIVE PLAN

ARTICLE I
GENERAL

1.1	Purpose

The purpose of the Macquarie Infrastructure Corporation 2016 Omnibus Employee Incentive Plan is to attract, retain and motivate employees (including prospective employees), consultants and others who may perform services for the Company or its Subsidiaries (each as hereinafter defined), to compensate them for their contributions to the long-term growth and profits of the Company and to encourage them to acquire a proprietary interest in the success of the Company.

1.2	Definitions of Certain Terms

For purposes of this 2016 Omnibus Employee Incentive Plan, the following terms have the meanings set forth below:

1.2.1 “Affiliate” means, with respect to an entity, an entity that directly or indirectly controls, is controlled by, or is under common control with such entity.

1.2.2 “Award” means an award made pursuant to the Plan.

1.2.3 “Award Agreement” means the written document by which each Award is evidenced, and which may, but need not be (as determined by the Committee) executed or acknowledged by a Grantee as a condition to receiving an Award or the benefits under an Award, and which sets forth the terms and provisions applicable to Awards granted under the Plan to such Grantee. Any reference herein to an agreement in writing will be deemed to include an electronic writing to the extent permitted by applicable law.

1.2.4 “Board” means the Board of Directors of the Company.

1.2.5 “Cash-Based Award” means an Award, whose value is determined by the Committee, granted to an individual, as described in Section 2.8.

1.2.6 “Certificate” means a stock certificate (or other appropriate document or evidence of ownership) representing Shares.

1.2.7 “Cause” means, unless otherwise provided in an Award Agreement or employment agreement:

(a) Grantee is convicted of, pleads guilty or nolo contendere to, or confesses or otherwise admits to any felony involving intentional conduct or any act of fraud, misappropriation or embezzlement;

(b) any act or omission by Grantee involving malfeasance or gross negligence in the performance of Grantee’s duties and responsibilities to the material detriment of the Company; or

(c) Grantee breaches in any material respect any of the provisions of any applicable employment agreement or Award Agreement or violates any provision of any generally applicable code of conduct which is distributed in writing to the Company’s Employees.

1.2.8 “Change in Control” means the happening of any of the following:

(a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) becomes the beneficial owner (within the meaning of Rule 13d 3 promulgated under the Exchange Act) of 50% or more of either (A) the then-outstanding common stock of the Company (the “Outstanding Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of paragraph (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or (4) any acquisition by any corporation pursuant to a transaction that complies with paragraphs (c)(A), (c)(B) and (c)(C);

(b) Any time at which individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company (each, a “Business Combination”), in each case unless, following such Business Combination, (A) the individuals and entities that were the beneficial owners of the Outstanding Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock of the corporation (or, for a non-corporate entity, equivalent securities) resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

1.2.9 “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the applicable rulings and regulations thereunder.

1.2.10 “Committee” has the meaning set forth in Section 1.3.1.

1.2.11 “Company” means Macquarie Infrastructure Corporation, a Delaware corporation, or any successor thereto.

1.2.12 “Consent” has the meaning set forth in Section 3.3.2.

1.2.13 “Consultant” means any individual or any entity that is permitted to be issued securities under a registration statement on Form S-8 that provides bona fide consulting or advisory services to the Company or its Subsidiaries pursuant to a written agreement, but will in no event include: (i) any Seconded Personnel or (ii) Macquarie Infrastructure Management (USA) Inc. or its Affiliates.

1.2.14 “Covered Person” has the meaning set forth in Section 1.3.4.

1.2.15 “Effective Date” means May 18, 2016 or such other date when the Plan is approved by the shareholders of the Company.

1.2.16 “Employee” means a regular, active employee and a prospective employee of the Company or any Subsidiary, but in no event will include any Seconded Personnel.

1.2.17 “Employment” means a Grantee’s performance of services as an Employee or Consultant for the Company or any Subsidiary, as determined by the Committee. The terms “employ” and “employed” will have their correlative meanings. The Committee in its sole discretion may determine (a) whether and when a Grantee’s leave of absence results in a termination of Employment, (b) whether and when a change in a Grantee’s association with the Company or an Subsidiary results in a termination of Employment and (c) the impact, if any, of any such leave of absence or change in association on outstanding Awards. Unless expressly provided otherwise, any references in the Plan or any Award Agreement to a Grantee’s Employment being terminated will include both voluntary and involuntary terminations. Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code (and not exempt therefrom), a termination of Employment occurs when a Grantee experiences a “separation from service” (as such term is defined under Section 409A of the Code).

1.2.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.

1.2.19 “Fair Market Value” means, with respect to a Share, the closing price reported for the Shares on the applicable date as reported on the New York Stock Exchange or, if not so reported, as determined in accordance with a valuation methodology approved by the Committee, unless determined as otherwise specified herein. For purposes of the grant of any Award, the applicable date will be the trading day on which the Award is granted or, if the date the Award is granted is not a trading day, the trading day immediately prior to the date the Award is granted. For purposes of the exercise of any Award, the applicable date is the date a notice of exercise is received by the Company or, if such date is not a trading day, the trading day immediately following the date a notice of exercise is received by the Company.

1.2.20 “Grantee” means an Employee or Consultant who receives an Award.

1.2.21 “Incentive Stock Option” means an option to purchase Shares that is intended to be an “incentive stock option” within the meaning of Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is designated as an Incentive Stock Option in the applicable Award Agreement.

1.2.22 “Performance Goals” means the goals determined by the Committee, in its discretion, to be applicable to a Grantee with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using certain Company or individual performance measures. The Performance Goals may differ from Grantee to Grantee and from Award to Award. Any criteria used may be measured in absolute terms or relative to comparative companies. Such Performance Goals may include, but are not limited to, earnings; earnings per share; earnings before or after deduction for all or any portion of interest, taxes, depreciation and amortization; revenue; profits; profit growth; profit-related return ratios; return on capital, assets, equity, or investment; cost management; dividend payout ratios; market share; economic value added; cash flow; free cash flow; operating cash flow; stock price; total shareholder return; book value per share; net interest margin; working capital; expense targets; operating efficiency; asset quality; enterprise value; employee retention; asset growth; dividend yield; or other measures of performance that include one or more variations of the foregoing that are selected by the Committee. Any Performance Goals that are financial metrics, may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP. The Committee shall have the authority to make adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. The Committee may make adjustments to the Performance Goals for the following non-exhaustive reasons: restructurings, discontinued operations, asset write-downs, significant litigation or claim judgments or settlements, acquisitions, divestitures, a reorganization or change in the corporate structure of the Company, foreign exchange gains and losses, a change in the fiscal years of the Company, business interruption events, unbudgeted capital expenditures, unrealized investment gains and losses and impairments. The Performance Goals may be applied either individually, alternatively or in any combination to the Company or a Subsidiary, on a consolidated or individual company basis, or on a division, entity, line of business, project or geographical basis, either individually, alternatively or in any combination, as determined by the Committee, in its discretion.

1.2.23 “Plan” means this 2016 Omnibus Employee Incentive Plan, as amended from time to time.

1.2.24 “Plan Action” has the meaning set forth in Section 3.3.1.

1.2.25 “Seconded Personnel” means an individual seconded from Macquarie Infrastructure Management (USA) Inc. or its Affiliates, or successor manager of the Company that performs services for the Company or any Subsidiary.

1.2.26 “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.

1.2.27 “Share” means a share of common stock, par value $0.001, of the Company.

1.2.28 “Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company.

1.2.29 “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

1.2.30 “Ten Percent Shareholder” means a person owning Shares possessing more than 10% of the total combined voting power of all classes of equity of the Company and of any subsidiary corporation of the Company.

1.3	Administration

1.3.1 The Compensation Committee of the Board (as constituted from time to time, and including any successor committee, the “Committee”) will administer the Plan. In particular, the Committee will have the authority in its sole discretion to:

(a) exercise all of the powers granted to it under the Plan;

(b) construe, interpret and implement the Plan and all Award Agreements;

(c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing the Committee’s own operations;

(d) make all determinations necessary or advisable in administering the Plan;

(e) correct any defect, supply any omission and reconcile any inconsistency in the Plan;

(f) amend the Plan to reflect changes in applicable law but, subject to Section 1.6.3 or as otherwise specifically provided herein, no such amendment shall materially adversely impair the rights of the Grantee of any outstanding Award without the holder’s consent;

(g) grant Awards and determine who will receive Awards, when such Awards will be granted and the terms of such Awards, including setting forth provisions with regard to the effect of a termination of Employment on such Awards;

(h) amend any outstanding Award Agreement in any respect, including, without limitation, to (1) accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised (and, in connection with such acceleration, the Committee may provide that any Shares acquired pursuant to such Award will be restricted stock, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award), (2) accelerate the time or times at which Shares are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any Shares delivered pursuant to such Award will be restricted stock, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award), (3) waive or amend any goals, restrictions or conditions set forth in such Award Agreement, or impose new goals, restrictions and conditions or (4) reflect a change in the Grantee’s circumstances (e.g., a change to part-time employment status or a change in position, duties or responsibilities), provided that, subject to Section 1.6.3 or as otherwise specifically provided herein, no such amendment shall materially adversely impair the rights of the Grantee of any outstanding Award without the holder’s consent; and

(i) determine at any time whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, Shares, other securities, other Awards or other property (in which event, the Committee may specify what other effects such settlement will have on the Grantee’s Award, including the effect on any repayment provisions under the Plan or Award Agreement), (B) exercised or (C) canceled, forfeited or suspended, (2) Shares, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Grantee thereof or of the Committee and (3) Awards may be settled by the Company, any of its Affiliates or any of its or their designees.

1.3.2 Actions of the Committee may be taken by the vote of a majority of its members present at a meeting (which may be held telephonically). Any action may be taken by a written instrument signed by all of the Committee members, and action so taken will be fully as effective as if it had been taken by a vote at a meeting. The determination of the Committee on all matters relating to the Plan or any Award Agreement will be final, binding and conclusive.

The Committee may allocate among its members and delegate to any person who is not a member of the Committee or to any administrative group within the Company, any of its powers, responsibilities or duties as allowed under Delaware law. In delegating its authority, the Committee will consider the extent to which any delegation may cause Awards to fail to be deductible under Section 162(m) of the Code or to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act.

1.3.3 Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board will have all of the authority and responsibility granted to the Committee herein.

1.3.4 No member of the Board or any Employee or Seconded Personnel acting under appropriate delegation (each such person, a “Covered Person”) will have any liability to any person (including any Grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person will be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement, in each case, in good faith and (b) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company will have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification will not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or Amended and Restated Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

1.4	Persons Eligible for Awards

Awards under the Plan may be made to Employees and Consultants but not to (i) Seconded Personnel, (ii) any member of the Board, or (iii) Macquarie Infrastructure Management (USA) Inc. or its Affiliates.

1.5	Types of Awards under Plan

Awards may be made under the Plan in the form of any of the following, in each case in respect of Shares: (a) options, (b) stock appreciation rights, (c) restricted stock, (d) restricted stock units, (e) dividend equivalent rights, (f) cash-based awards and (g) other stock-based or stock-related Awards (including performance awards) that the Committee determines to be consistent with the purposes of the Plan and the interests of the Company.

1.6	Shares Available for Awards

1.6.1 Shares Subject to the Plan.  Subject to the other provisions of this Section 1.6, the total number of Shares that may be granted under the Plan is 500,000 (the “Share Reserve”). Such Shares may, in the discretion of the Committee, be either authorized but unissued Shares or Shares previously issued and reacquired by the Company. Shares issued in connection with Substitute Awards will not count against the number of Shares that may be issued under the Plan. The Share Reserve shall not be reduced to the extent that a distribution pursuant to an Award is made in cash.

1.6.2 Replacement of Shares.  If any Award is forfeited, expires, terminates or otherwise lapses, in whole or in part, without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or lapsed award will again be available for grant under the Plan. For the avoidance of doubt, the following will not again become available for issuance under the Plan: (A) any Shares withheld in respect of taxes, (B) any Shares tendered or withheld to pay the exercise price of options, (C) any Shares repurchased by the Company from the optionee with the proceeds from the exercise of options and (D) any Shares subject to stock appreciation rights but not issued on exercise as a result of the operation of Section 2.4.4.

1.6.3 Adjustments.  The Committee will adjust the number of Shares authorized pursuant to Section 1.6.1, adjust the individual Grantee limitations set forth in Sections 2.3.1 and 2.4.1 and 2.10 and adjust the terms of any outstanding Awards (including, without limitation, the number of Shares covered by each outstanding Award, the type of property to which the Award relates and the exercise or strike price of any Award), in such manner as it deems appropriate (including, without limitation, by payment of cash) to prevent the enlargement or dilution of rights, or otherwise as it deems appropriate, for any increase or decrease in the number of issued Shares (or issuance of shares of stock other than Shares) resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, splitup, combination, reclassification or exchange of Shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or Shares, including any extraordinary dividend or extraordinary distribution. After any adjustment made pursuant to this Section 1.6.3, the number of Shares subject to each outstanding Award will be rounded down to the nearest whole number.

1.6.4 Minimum Vesting Conditions.   Grantees who are granted stock options and stock appreciation rights, will be required to continue to provide services to the Company (or a Subsidiary) for not less than one-year following the date of grant in order for any such stock options and stock appreciation rights to fully or partially vest or be exercisable (other than in case of death, disability or a Change in Control). Notwithstanding the foregoing, up to five (5) percent of the available Shares authorized for issuance under the Plan pursuant to Section 1.6.1 may provide for vesting of stock options and stock appreciation rights, partially or in full, in less than one-year.

ARTICLE II
AWARDS UNDER THE PLAN

2.1	Agreements Evidencing Awards

Each Award granted under the Plan will be evidenced by an Award Agreement that will contain such provisions and conditions as the Committee deems appropriate. Unless otherwise provided herein, the Committee may grant Awards in tandem with or in substitution for any other Award or Awards granted under the Plan or any award granted under any other plan of the Company. By accepting an Award pursuant to the Plan, a Grantee thereby agrees that the Award will be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

2.2	No Rights as a Shareholder

No Grantee (or other person having rights pursuant to an Award) will have any of the rights of a shareholder of the Company with respect to Shares subject to an Award until the delivery of such Shares. Except as otherwise provided in Section 1.6.3, no adjustments will be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property) for which the record date is before the date the Certificates for the Shares are delivered.

2.3	Options

2.3.1 Grant.  Stock options may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine; provided, however, that the maximum number of Shares as to which options may be granted under the Plan to any one individual in any one fiscal year may not exceed 50,000 Shares (as adjusted pursuant to the provisions of Section 1.6.3).

2.3.2 Incentive Stock Options.  At the time of grant, the Committee will determine (a) whether all or any part of an option granted to an eligible Employee will be an Incentive Stock Option and (b) the number of Shares subject to such Incentive Stock Option; provided, however, that (1) the aggregate Fair Market Value (determined as of the time the option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an eligible Employee during any calendar year (under all such plans of the Company and of any subsidiary corporation of the Company) will not exceed $100,000 and (2) no Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is not eligible to receive an Incentive Stock Option under the Code. The form of any option which is entirely or in part an Incentive Stock Option will clearly indicate that such option is an Incentive Stock Option or, if applicable, the number of Shares subject to the Incentive Stock Option. If an option fails to qualify as an Incentive Stock Option, it shall be treated as a non-qualified stock option.

2.3.3 Exercise Price.  The exercise price per share with respect to each option will be determined by the Committee but will not be less than the Fair Market Value of the Shares (or, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, 110% of the Fair Market Value). Notwithstanding the foregoing, Substitute Awards that are options may be granted at less than Fair Market Value.

2.3.4 Term of Option.  In no event will any option be exercisable after the expiration of ten years (or, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, five years) from the date on which the option is granted. Options, other than Incentive Stock Options, may automatically be exercisable beyond ten years of the date of grant if the option would expire when trading in Company stock is prohibited by law or the Company’s insider trading policy. Such extension may run until the 30th day after expiration of the prohibition.

2.3.5 Exercise of Option and Payment for Shares.  An option may be exercised at such time or times and subject to such terms and conditions as will be determined by the Committee at the time the option is granted and set forth in the Award Agreement. Subject to any limitations in the applicable Award Agreement, any Shares not acquired pursuant to the exercise of an option on the applicable vesting date may be acquired thereafter at any time before the final expiration of the option. To exercise an option, the Grantee must give written notice to the Company specifying the number of Shares to be acquired and accompanied by payment of the full purchase price therefor in cash or by certified or official bank check or in another form as determined by the Company, including: (a) personal check, (b) Shares, based on the Fair Market Value as of the exercise date, of the same class as those to be granted by exercise of the option, (c) any other form of consideration approved by the Company and permitted by applicable law and (d) any combination of the foregoing. In addition, if permitted by the Committee, the full purchase price can be paid by “net exercise” pursuant to which the Grantee instructs the Company to withhold a number of Shares otherwise deliverable to the Grantee upon such exercise of the option having an aggregate Fair Market Value on the date of exercise equal to the product of the exercise price multiplied by the number of Shares in respect of which the option shall have been exercised. Any person exercising an option will make such representations and agreements and furnish such information as the Committee may in its discretion deem necessary or desirable to assure compliance by the Company, on terms acceptable to the Company, with the provisions of the Securities Act and any other applicable legal requirements. If a Grantee so requests, Shares acquired pursuant to the exercise of an option may be issued in the name of the Grantee and another jointly with the right of survivorship.

2.3.6 Repricing.  Except as otherwise permitted by Section 1.6.3, the Committee shall not without the approval of the Company’s shareholders (a) lower the exercise price per Share of an option after it is granted, (b) cancel an option when the exercise price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control), or (c) take any other action with respect to an option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

2.4	Stock Appreciation Rights

2.4.1 Grant.  Stock appreciation rights may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine; provided, however, that the maximum number of Shares as to which stock appreciation rights may be granted under the Plan to any one individual in any one fiscal year may not exceed 50,000 Shares (as adjusted pursuant to the provisions of Section 1.6.3).

2.4.2 Exercise Price.  The exercise price per share with respect to each stock appreciation right will be determined by the Committee but will not be less than the Fair Market Value of the Shares. Notwithstanding the foregoing, Substitute Awards that are stock appreciation rights may be granted at less than Fair Market Value.

2.4.3 Term of Stock Appreciation Right.  In no event will any stock appreciation right be exercisable after the expiration of ten years from the date on which the stock appreciation right is granted. Stock appreciation rights may automatically be exercisable beyond ten years of the date of grant if the stock appreciation right would expire when trading in Company stock is prohibited by law or the Company’s insider trading policy. Such extension may run until the 30th day after expiration of the prohibition.

2.4.4 Exercise of Stock Appreciation Right and Delivery of Shares.  Each stock appreciation right may be exercised in such installments as may be determined in the Award Agreement at the time the stock appreciation right is granted. Subject to any limitations in the applicable Award Agreement, any stock appreciation rights not exercised on the applicable installment date may be exercised thereafter at any time before the final expiration of the stock appreciation right. To exercise a stock appreciation right, the Grantee must give written notice to the Company specifying the number of stock appreciation rights to be exercised. Upon exercise of stock appreciation rights, Shares with a Fair Market Value equal to (a) the excess of (1) the Fair Market Value of the Shares on the date of exercise over (2) the exercise price of such stock appreciation right multiplied by (b) the number of stock appreciation rights exercised will be delivered to the Grantee. Any person exercising a stock appreciation right will make such representations and agreements and furnish such information as the Committee may in its discretion deem necessary or desirable to assure compliance by the Company, on terms acceptable to the Company, with the provisions of the Securities Act and any other applicable legal requirements. If a Grantee so requests, Shares purchased may be issued in the name of the Grantee and another jointly with the right of survivorship.

2.4.5 Repricing.  Except as otherwise permitted by Section 1.6.3, the Committee shall not without the approval of the Company’s shareholders (a) lower the exercise price per Share of a stock appreciation right after it is granted, (b) cancel a stock appreciation right when the exercise price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control), or (c) take any other action with respect to a stock appreciation right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

2.5	Restricted Stock

2.5.1 Subject to Section 2.10, the Committee may grant or offer for sale restricted stock in such amounts and subject to such terms and conditions as the Committee may determine. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to vesting and nontransferability restrictions that will lapse upon the achievement of one or more goals related to the completion of service by the Grantee or the achievement of Performance Goals, as determined by the Committee at the time of grant. Upon the delivery of such Shares, the Grantee will have the rights of a shareholder with respect to the restricted stock, subject to any other restrictions and terms and conditions as the Committee may include in the applicable Award Agreement. In the event that a Certificate is issued in respect of restricted stock, such Certificate may be registered in the name of the Grantee but will be held by the Company or its designated agent until the time the restrictions lapse.

2.5.2 Right to Vote and Receive Dividends on Restricted Stock.  Each Grantee of an Award of restricted stock will, during the period of restriction, be the beneficial and record owner of such restricted stock and will have full voting rights with respect thereto. Unless the Committee determines otherwise in an Award Agreement, during the period of restriction, all dividends (whether ordinary or extraordinary and whether paid in cash, additional Shares or other property) or other distributions paid upon any restricted stock will be retained by the Company for the account of the relevant Grantee. Such dividends or other distributions will revert back to the Company if for any reason the restricted stock upon which such dividends or other distributions were paid reverts back to the Company. Upon the expiration of the period of restriction, all such dividends or other distributions made on such restricted stock and retained by the Company will be paid, without interest, to the relevant Grantee. Notwithstanding the foregoing, in no event will dividend with respect to any Award subject to satisfaction of performance goals be payable prior to satisfaction of such performance goals.

2.6	Restricted Stock Units

Subject to Section 2.10, the Committee may grant Awards of restricted stock units in such amounts and subject to such terms and conditions as the Committee may determine. A Grantee of a restricted stock unit will have only the rights of a general unsecured creditor of the Company until delivery of Shares, cash or other securities or property is made as specified in the applicable Award Agreement. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to vesting and nontransferability restrictions that will lapse upon the achievement of one or more goals related to the completion of service by the Grantee or the achievement of Performance Goals, as determined by the Committee at the time of grant. On the delivery date specified in the Award Agreement, the Grantee of each restricted stock unit not previously forfeited or terminated will receive one Share, cash or other securities or property equal in value to a Share or a combination thereof, as specified by the Committee.

2.7	Dividend Equivalent Rights

The Committee may include in the Award Agreement with respect to any Award (other than an option or stock appreciation right) a dividend equivalent right entitling the Grantee to receive amounts equal to all or any portion of the regular cash dividends that would be paid on the Shares covered by such Award if such Shares had been delivered pursuant to such Award. The Grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of the Company until payment of such amounts is made as specified in the applicable Award Agreement. In the event such a provision is included in an Award Agreement, the Committee will determine whether such payments will be made in cash, in Shares or in another form, whether they will be conditioned upon the exercise of the Award to which they relate, the time or times at which they will be made, and such other terms and conditions as the Committee will deem appropriate. Notwithstanding the foregoing, in no event will dividend equivalent rights with respect to any Award subject to satisfaction of performance goals be payable prior to satisfaction of such performance goals.

2.8	Cash-Based Awards

Subject to Section 2.10, the Committee may grant cash-based awards that provide the Grantee with the opportunity to earn cash payments based upon the achievement of one or more performance goals in such amounts and subject to such terms and conditions as the Committee may determine. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to vesting restrictions that will lapse upon the achievement of one or more goals related to the completion of service by the Grantee or the achievement of Performance Goals, as determined by the Committee at the time of grant.

2.9	Other Stock-Based Awards

Subject to Section 2.10, the Committee may grant other types of stock-based or stock-related Awards (including the grant or offer for sale of unrestricted Shares and the grant of performance based awards) in such amounts and subject to such terms and conditions as the Committee may determine. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to vesting and nontransferability restrictions that will lapse upon the achievement of one or more goals related to the completion of service by the Grantee or the achievement of Performance Goals, as determined by the Committee at the time of grant. Such Awards may entail the transfer of actual Shares to Award recipients and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

2.10	Individual Limitation on Awards

The maximum number of Shares as to which restricted stock, restricted stock units, dividend equivalent rights and other types of stock-based or stock-related Awards, that are, in each case, subject to the achievement of Performance Goals and intended to be “qualified performance-based compensation” under Section 162(m) of the Code, may be granted under the Plan to any one individual in any one fiscal year may not exceed 50,000 Shares (as adjusted pursuant to the provisions of Section 1.6.3). The maximum dollar limit for cash-based Awards that may be granted under the Plan to any one individual in any one fiscal year may not exceed $2,000,000.

2.11	Repayment if Conditions Not Met

If the Committee determines that all terms and conditions of the Plan and a Grantee’s Award Agreement were not satisfied, and that Grantee failed to satisfy such terms, then the Grantee will be obligated to pay the Company immediately upon demand therefor, (a) with respect to an option and a stock appreciation right, an amount equal to the excess of the Fair Market Value (determined at the time of exercise) of the Shares that were delivered in respect of such exercised option or stock appreciation right, as applicable, over the exercise price paid therefor, (b) with respect to restricted stock, an amount equal to the Fair Market Value (determined at the time such Shares became vested) of such restricted stock, (c) with respect to restricted stock units or other stock-based awards, an amount equal to the Fair Market Value (determined at the time of delivery) of the Shares delivered with respect to the applicable delivery date and (d) with respect to cash-based awards, the amount of cash paid in settlement of the award, in each case with respect to clauses (a), (b), (c) and (d) of this Section 2.11, without reduction for any amount applied to satisfy withholding tax or other obligations in respect of such Award.

ARTICLE III
MISCELLANEOUS

3.1	Amendment of the Plan

3.1.1 Unless otherwise provided in the Plan or in an Award Agreement, the Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever but, subject to Section 1.6.3 or as otherwise specifically provided herein, no such amendment shall materially adversely impair the rights of the Grantee of any outstanding Award without the Grantee’s consent.

3.1.2 Unless otherwise determined by the Board, shareholder approval of any suspension, discontinuance, revision or amendment will be obtained only to the extent necessary to comply with any applicable laws, regulations or rules of a securities exchange or self-regulatory agency; provided, however, if and to the extent the Board determines that it is appropriate for Awards granted under the Plan to constitute performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code, no amendment that would require shareholder approval in order for amounts paid pursuant to the Plan to constitute performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code will be effective without the approval of the shareholders of the Company as required by Section 162(m) of the Code and, if and to the extent the Board determines it is appropriate for the Plan to comply with the provisions of Section 422 of the Code, no amendment that would require shareholder approval under Section 422 of the Code will be effective without the approval of the shareholders of the Company. No amendment or alteration of the repricing provisions of Sections 2.3.6 and 2.4.5 will be effective without the approval of the shareholders of the Company.

3.2	Tax Withholding

Grantees shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that they incur in connection with the receipt, vesting or exercise of any Award. As a condition to the delivery of any Shares, cash or other securities or property pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company or its Subsidiaries relating to an Award (including, without limitation, FICA tax), (a) the Company or its Subsidiaries may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Grantee whether or not pursuant to the Plan (including Shares otherwise deliverable), (b) the Committee will be entitled to require that the Grantee remit cash to the Company or its Subsidiaries (through payroll deduction or otherwise) or (c) the Company or its Subsidiaries may enter into any other suitable arrangements to withhold, in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

3.3	Required Consents and Legends

3.3.1 If the Committee at any time determines that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of Shares or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action, a “Plan Action”), then such Plan Action will not be taken, in whole or in part, unless and until such Consent will have been effected or obtained to the full satisfaction of the Committee. The Committee may direct that any Certificate evidencing Shares delivered pursuant to the Plan will bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended Shares.

3.3.2 The term “Consent” as used in this Article III with respect to any Plan Action includes (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state, or local law, or law, rule or regulation of a jurisdiction outside the United States, (b) any and all written agreements and representations by the Grantee with respect to the disposition of Shares, or with respect to any other matter, which the Committee may deem necessary or desirable in order to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (c) any and all other consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory body or any stock exchange or self-regulatory agency, (d) any and all consents by the Grantee to (i) the Company’s supplying to any third party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan, (ii) the Company’s deducting amounts from the Grantee’s wages, or another arrangement satisfactory to the Committee, to reimburse the Company for advances made on the Grantee’s behalf to satisfy certain withholding and other tax obligations in connection with an Award and (iii) the Company’s imposing sales and transfer procedures and restrictions and hedging restrictions on Shares delivered under the Plan and (e) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein will require the Company to list, register or qualify the Shares on any securities exchange.

3.4	Right of Offset

The Company will have the right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company or its Subsidiaries pursuant to tax equalization, housing, automobile or other employee programs) that the Grantee then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award provides for the deferral of compensation within the meaning of Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Grantee to the additional tax imposed under Section 409A in respect of an outstanding Award.

3.5	Nonassignability; No Hedging

No Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) will be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative. Notwithstanding the foregoing, the Committee may permit in an Award Agreement that is not an Incentive Stock Option, under such terms and conditions that it deems appropriate in its sole discretion, a Grantee to transfer an Award to any person or entity that the Committee so determines; provided, however, no Award may be transferred for value. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of this Section 3.5 will be null and void and any Award which is hedged in any manner will immediately be forfeited. All of the terms and conditions of the Plan and the Award Agreements will be binding upon any permitted successors and assigns.

3.6	Change in Control

3.6.1 Unless otherwise determined by the Committee (or unless otherwise set forth in an employment agreement or an Award Agreement), if a Grantee’s Employment is terminated by the Company or its Subsidiaries, or any successor entity thereto, without Cause within two years after a Change in Control, each Award granted to such Grantee prior to such Change in Control shall become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable as of the date of such termination of Employment, and any Shares deliverable pursuant to restricted stock units shall be delivered promptly (but no later than 15 days) following such Grantee’s termination of Employment; provided that, all performance-based awards shall be (x) considered to be earned and payable based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of performance period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such performance-based Awards shall be immediately settled or distributed or (y) converted into restricted stock or restricted stock unit awards based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of performance period completed as of the date of the Change in Control). This provision will not restrict the treatment of any Award in connection with a Change in Control as set forth in Section 3.6.2 below.

3.6.2 In the event of a Change in Control, a Grantee’s Award shall be treated, to the extent determined by the Committee to be permitted under Section 409A of the Code, in accordance with one of the following methods as determined by the Committee in its sole discretion and without regard to Section 3.6.1 above: (i) cancel such awards for fair value (as determined in the sole discretion of the Committee) which, in the case of options and stock appreciation rights, may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such options or stock appreciation rights over the aggregate exercise price of such options or stock appreciation rights, as the case may be; (ii) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion; or (iii) provide that for a period of at least 20 days prior to the Change in Control, any options or stock appreciation rights will be exercisable as to all Shares subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any options or stock appreciation rights not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control. In the discretion of the Committee, any cash or substitute consideration payable upon cancellation of an Award may be subjected to (A) vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control, or (B) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid in connection with the Company. For the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any option or stock appreciation right for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor.

3.7	Right of Discharge Reserved

Neither the grant of an Award nor any provision in the Plan or in any Award Agreement will confer upon any Grantee the right to continued Employment or other service by the Company or any Subsidiary or affect any right which the Company or any Subsidiary may have to terminate or alter the terms and conditions of such Employment or other service.

3.8	Nature of Payments

3.8.1 Any and all grants of Awards and deliveries of Shares, cash, securities or other property under the Plan will be in consideration of services performed or to be performed for the Company or a Subsidiary by the Grantee. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to a Grantee. Only whole Shares will be delivered under the Plan. Awards will, to the extent reasonably practicable, be aggregated in order to eliminate any fractional Shares. Fractional Shares may, in the discretion of the Committee, be forfeited or be settled in cash or otherwise as the Committee may determine.

3.8.2 All such grants and deliveries of Shares, cash, securities or other property under the Plan will constitute a special discretionary incentive payment to the Grantee and will not be required to be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or any Subsidiary or under any agreement with the Grantee, unless the Company specifically provides otherwise.

3.9	Non-Uniform Determinations

3.9.1 The Committee’s determinations under the Plan and Award Agreements need not be uniform and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a Grantee’s Employment has been terminated for purposes of the Plan.

3.9.2 To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purposes of the Plan, the Committee may, without amending the Plan, establish special rules applicable to Awards to Grantees who are foreign nationals, are employed outside the United States, or both, and grant Awards (or amend existing Awards) in accordance with those rules.

3.10	Other Payments or Awards

Nothing contained in the Plan will be deemed in any way to limit or restrict the Company or Affiliate from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.11	Plan Headings

The headings in the Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

3.12	Termination of Plan

The Board reserves the right to terminate the Plan at any time; provided, however, that in any case, the Plan will terminate May 17, 2026, and provided further, that all Awards made under the Plan before its termination will remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements and provided further that no Awards (other than an option or stock appreciation right) that are intended to be “performance-based” under Section 162(m) of the Code shall be granted on or after the five-year anniversary of the shareholder approval of the Plan unless the Performance Goals are reapproved (or other designated performance goals are approved) by the shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the Performance Goals.

3.13	Section 409A

It is the intention of the Company that no Award shall be “nonqualified deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted, construed and administered in accordance with this intent, so as to avoid the imposition of taxes and penalties on Grantees pursuant to Section 409A. The Company shall have no liability to any Grantee or otherwise if the Plan or any Award, vesting, exercise or payment of any Award hereunder is subject to the additional tax and penalties under Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that is subject to Section 409A of the Code, if a Grantee is a “specified employee” (as such term is defined in Section 409A of the Code and as determined by the Company) as of the Grantee’s termination of Employment, any payments (whether in cash, Shares or other property) to be made with respect to the Award upon the Grantee’s termination of service will be accumulated and paid (without interest) on the earlier of (i) first business day of the seventh month following the Grantee’s “separation from service” (as such term is defined and used in Section 409A of the Code) or (ii) the date of the Grantee’s death.

3.14	Clawback/Recoupment

Awards under this Plan may be subject to recoupment or clawback as may be required by applicable law, or the Company’s recoupment, or “clawback” policy as it may be amended from time to time.

3.15	Governing Law

THE PLAN WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

3.16	Choice of Forum

3.16.1 The Company and each Grantee, as a condition to such Grantee’s participation in the Plan, hereby irrevocably submit to the exclusive jurisdiction of any state or federal court located in New York, New York over any suit, action or proceeding arising out of or relating to or concerning the Plan. The Company and each Grantee, as a condition to such Grantee’s participation in the Plan, acknowledge that the forum designated by this Section 3.16.1 has a reasonable relationship to the Plan and to the relationship between such Grantee and the Company. Notwithstanding the foregoing, nothing herein will preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of Section 3.16.1.

3.16.2 The agreement by the Company and each Grantee as to forum is independent of the law that may be applied in the action, and the Company and each Grantee, as a condition to such Grantee’s participation in the Plan, (i) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (ii) hereby waive, to the fullest extent permitted by applicable law, any objection which the Company or such Grantee now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 3.16.1, (iii) undertake not to commence any action arising out of or relating to or concerning the Plan in any forum other than the forum described in this Section 3.16 and (iv) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court will be conclusive and binding upon the Company and each Grantee.

3.16.3 Each Grantee, as a condition to such Grantee’s participation in the Plan, hereby irrevocably appoints the General Counsel of the Company as such Grantee’s agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning the Plan, who will promptly advise such Grantee of any such service of process.

3.16.4 Each Grantee, as a condition to such Grantee’s participation in the Plan, agrees to keep confidential the existence of, and any information concerning, a dispute, controversy or claim described in Section 3.16, except that a Grantee may disclose information concerning such dispute, controversy or claim to the court that is considering such dispute, controversy or claim or to such Grantee’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute, controversy or claim).

3.17	Severability; Entire Agreement

If any of the provisions of the Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby; provided that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

3.18	Waiver of Claims

Each Grantee of an Award recognizes and agrees that before being selected by the Committee to receive an Award he or she has no right to any benefits under such Award. Accordingly, in consideration of the Grantee’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which his or her consent is expressly required by the express terms of an Award Agreement).

3.19	No Third Party Beneficiaries

Except as expressly provided in an Award Agreement, neither the Plan nor any Award Agreement will confer on any person other than the Company and the Grantee of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 1.3.4 will inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.

3.20	Successors and Assigns of the Company

The terms of the Plan will be binding upon and inure to the benefit of the Company and any successor entity contemplated by Section 3.6.

3.21	Waiver of Jury Trial

EACH GRANTEE WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE PLAN.

3.22	Date of Adoption, Approval of Shareholders and Effective Date

The Plan was adopted on March 31, 2016 by the Board, subject to the approval by the shareholders of the Company at the 2016 Annual Meeting of Shareholders on May 18, 2016. The Plan will only be effective if it is approved by the shareholders of the Company at the 2016 Annual Meeting. If the Plan is not so approved by the shareholders of the Company, then the Plan will be null and void in its entirety.

MACQUARIE INFRASTRUCTURE CORPORATION
125 WEST 55TH STREET, 15TH FLOOR
NEW YORK, NY 10019

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MIC16**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E07567-P76710 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MACQUARIE INFRASTRUCTURE CORPORATION

The Board of Directors recommends you vote FOR all of the following nominees:

1. Election of Directors

Nominees:	**FOR**	**AGAINST**	**ABSTAIN**
1a. Norman H. Brown, Jr.	☐	☐	☐
1b. George W. Carmany, III	☐	☐	☐
1c. H.E. (Jack) Lentz	☐	☐	☐
1d. Ouma Sananikone	☐	☐	☐
1e. William H. Webb	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

If no direction is given, this proxy will be voted "FOR" all nominees in Proposal 1 and "FOR" Proposals 2, 3 and 4.

Receipt of Notice of the Annual Meeting and of the 2016 Proxy Statement is hereby acknowledged.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E07568-P76710

MACQUARIE INFRASTRUCTURE CORPORATION
This proxy is solicited on behalf of the Board of Directors
for the Annual Meeting of Shareholders May 18, 2016 10:00 A.M. Eastern

You are cordially invited to participate in the 2016 Annual Meeting of Shareholders of Macquarie Infrastructure Corporation. Our 2016 Annual Meeting will be held on Wednesday, May 18, 2016, at 10:00 A.M. Eastern. This year's annual meeting will be a virtual meeting of shareholders. You will be able to participate in the 2016 Annual Meeting, vote and submit your questions during the meeting via live webcast by visiting *www.virtualshareholdermeeting.com/MIC16*. You will need the 16-digit control number included in this proxy card in order to be able to enter the Annual Meeting. You may also listen and submit your questions via conference call at 1-877-328-2502. Please note that you will not be able to vote your shares via conference call.

None of the proposals listed on the reverse side are related to or conditioned upon the approval of any other proposal. Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed, dated and returned your proxy card. If you vote the shares over the Internet or by telephone, please do not return your proxy card.

The undersigned hereby appoints James Hooke and Liam Stewart, and each of them, attorneys and proxies with the power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Macquarie Infrastructure Corporation that the undersigned is entitled in any capacity to vote, as designated on the reverse side of this ballot, at the 2016 Annual Meeting of Shareholders to be held on May 18, 2016 at 10:00 A.M., Eastern, via webcast, and any adjournment or postponement thereof. **IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING.**

Unless voting the shares over the Internet or by telephone, please fill in, date, sign and mail this proxy card promptly using the enclosed envelope.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side